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                                                                   Exhibit 10.40



                       AGREEMENT OF LIMITED PARTNERSHIP OF

                          HARTZ-PW LIMITED PARTNERSHIP
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                                TABLE OF CONTENTS

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ARTICLE I        FORMATION

         1.01    Formation .........................................          2
         1.02    Name ..............................................          2
         1.03    Place of Business .................................          2
         1.04    Term ..............................................          3

ARTICLE II       DEFINITIONS .......................................          3

ARTICLE III      PURPOSE AND BUSINESS

         3.01    Business ..........................................         16
         3.02    Authorized Activities .............................         17

ARTICLE IV       PARTNERSHIP INTERESTS AND CAPITAL

         4.01    General Partner ...................................         19
         4.02    Limited Partner ...................................         20
         4.03    Loans and Capital Contributions to the
                   Partnership by the Partners .....................         21
         4.04    Default by General Partner ........................         25
         4.05    Interest ..........................................         30
         4.06    Capital Account ...................................         30
         4.07    Withdrawal of Capital Contributions ...............         30
         4.08    Restoration of Negative Capital
                   Accounts ........................................         30

ARTICLE V        PROFITS, LOSSES AND DISTRIBUTIONS

         5.01    Determination of Profits and Losses ...............         31
         5.02    Allocation of Profits and Losses ..................         31
         5.03    Profits and Losses from Capital
                   Transactions ....................................         35
         5.04    Distribution of Net Operating
                   Revenues ........................................         39
         5.05    Distribution of Proceeds of Capital
                   Transactions other than in
                   Liquidation .....................................         40
         5.06    Partnership Adjustments ...........................         41
         5.07    Allocation to Transferred Interests ...............         42

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ARTICLE VI       RIGHTS AND OBLIGATIONS OF THE GENERAL PARTNER

         6.01    Management ...........................................      42
         6.02    Authority ............................................      43
         6.03    Limitations on the General
                   Partner ............................................      44
         6.04    Additional Limitations ...............................      49
         6.05    Business with Affiliates .............................      49
         6.06    Liability for Acts and Omissions .....................      50
         6.07    Other Activities .....................................      51
         6.08    Classification as a Partnership ......................      52
         6.09    Net Worth of General Partner .........................      52
         6.10    Management ...........................................      53

ARTICLE VII      WITHDRAWAL OF GENERAL PARTNER

         7.01    Assignment or Withdrawal by
                  General Partner .....................................      53
         7.02    Involuntary Withdrawal of a General
                  Partner .............................................      53
         7.03    Obligation of a Prior General Partner ................      54
         7.04    Remaining General Partner ............................      54
         7.05    Removal of General Partner ...........................      55
         7.06    Successor General Partner ............................      57
         7.07    Additional Limitation on
                  Transferability .....................................      58
         7.08    Permitted Assignments by
                   the General Partner ................................      58

ARTICLE VIII     RIGHTS AND OBLIGATIONS OF THE LIMITED PARTNER

         8.01    Management of the Partnership ........................      60
         8.02    Limitation on Liability ..............................      61
         8.03    Power of Attorney ....................................      61
         8.04    Admission of Additional Partners .....................      64

ARTICLE IX       TRANSFER OF LIMITED PARTNERSHIP INTERESTS

         9.01    No Unpermitted Transfers .............................      65
         9.02    Assignment by Limited Partner ........................      65
         9.03    Substitute Limited Partner ...........................      66
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         9.04    Involuntary Withdrawal by Limited
                  Partner ............................................       68
         9.05    Additional Limitation on
                  Transferability ....................................       68

ARTICLE X        DISSOLUTION AND LIQUIDATION

         10.01   Dissolution .........................................       66
         10.02   Liquidation of Partnership Assets ...................       69

ARTICLE XI       RECONSTITUTION

         11.01   Reconstitution ......................................       71
         11.02   Continuation of Business ............................       72


ARTICLE XII      ACCOUNTING AND REPORTS

         12.01   Books and Records ...................................       72
         12.02   Annual Tax Returns ..................................       73
         12.03   Reports to Partners .................................       74
         12.04   Partnership Funds ...................................       75

ARTICLE XIII     AMENDMENTS AND MEETINGS

         13.01   Amendment Procedure .................................       76
         13.02   Meetings and Voting .................................       76

ARTICLE XIV      MISCELLANEOUS

         14.01   Title to Partnership Property .......................       77
         14.02   Validity ............................................       77
         14.03   Applicable Law ......................................       78
         14.04   Binding Agreement ...................................       78
         14.05   Waiver of Action for Partition ......................       78
         14.06   Headings ............................................       78
         14.07   Terminology .........................................       78
         14.08   Right of First Offer ................................       79
         14.09   General Partner Representations .....................       85
         14.10   Counterparts ........................................       89
         14.11   Entire Agreement ....................................       90
         14.12   Arbitration .........................................       90
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         14.13   Security Interest in Limited
                  Partner's Interest .................................       90
         14.14   Financing, Transfer of Land .........................       91
         14.15   Use of Certain Capital Proceeds
                  by the Limited Partner .............................       92
         14.16   Limited Partner Representations .....................       94

Exhibit "A-1"    Description of Data Processing Center Land
Exhibit "A-2"    Description of Office Center Land
Exhibit "B"      Terms of Commitment
Exhibit "C"      Easements
Exhibit "D"      Contracts
Exhibit "E"      Taxes

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                       AGREEMENT OF LIMITED PARTNERSHIP OF
                          HARTZ-PW LIMITED PARTNERSHIP

         THIS AGREEMENT OF LIMITED PARTNERSHIP is made as of the 14th day of April, 1986, between HARTZ MOUNTAIN INDUSTRIES, INC., a New York corporation (the "General Partner"), as general partner, and PAINE WEBBER, INC., a Delaware corporation (the "Limited Partner"), as limited partner. The Limited Partner and the General Partner may be referred to herein individually as a "Partner" and collectively as the "Partners."

                                   WITNESSETH:

         WHEREAS, the parties hereto desire to form a limited partnership (the "Partnership") for the purpose of entering into the Ground Leases and of acquiring and/or constructing the Improvements, certain of which Improvements and the Land leased pursuant to the Ground Leases are currently owned by the General Partner, and for the purposes hereinafter set forth.

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto hereby form the Partnership pursuant to the laws of the State of New Jersey, upon the following terms and conditions:

                                   ARTICLE I

                                    FORMATION

         1.01 Formation. The Partnership is being formed as a limited partnership under the laws of the State of New Jersey. Upon execution of this Agreement by all parties, the General Partner and the Limited Partner shall execute a certificate of limited partnership of the Partnership to reflect the provisions of this Agreement, and all such other certificates and documents conforming thereto, and shall do all such filing, recording, and publishing, and the General Partner shall take all other necessary action, required by law to perfect and maintain the Partnership as a limited partnership under the Act or under the laws of all other jurisdictions in which the Partnership may elect to conduct business.

         1.02 Name. The name of the Partnership shall be "HARTZ-PW LIMITED PARTNERSHIP", which name may be changed by the General Partner after Notice to the Partners.

         1.03 Place of Business. The principal office and place of business of the Partnership shall be located at 400 Plaza Drive, P.O. Box 1411, Secaucus, New Jersey 07094. The General Partner may change the location of the Partnership's principal office and may establish such

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additional offices of the Partnership as it may from time to time determine after Notice to the Partners.

         1.04 Term. The Partnership shall continue in full force and effect until December 31, 2086, unless sooner dissolved in accordance with the provisions of this Agreement.

                                   ARTICLE II

                                   DEFINITIONS

         The following terms have the definitions hereinafter indicated whenever used in this Agreement with initial capital letters:

         2.01 Act: The Revised New Jersey Uniform Limited Partnership Act, N.J.S.A. 42: 2A-1 et. seq. as it may be amended from time to time.

         2.02 Affiliate: When used with reference to a specific Person, a Person who (i) directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, the specified Person; (ii) is a partner of the specified Person; (iii) owns or controls ten percent (10%) or more of the outstanding voting securities of the specified Person; or, (iv) is an entity in which the specified Person is a partner.

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         2.03 Agreement: This Agreement of Limited Partnership, as it may be
amended from time to time.

         2.04 Bankruptcy: For purposes of this Agreement the institution by a referenced Person of a voluntary case in bankruptcy, or the voluntary taking advantage by a referenced Person of any bankruptcy or insolvency law, or the adjudication of such Person as bankrupt or insolvent, or the filing by such Person of any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, or the filing by such Person of any answer admitting (or the failure by such Person to make a required responsive pleading to) the material allegations of a petition filed against such Person in any such proceeding or the seeking or consenting to or acquiescence in the judicial appointment of any trustee, fiscal agent, receiver or liquidator of such Person or of all or any substantial part of its properties or the taking of any action looking to its dissolution or liquidation, or if, within ninety (90) days after the commencement of an involuntary case or action against such Person seeking any bankruptcy, reorganization, arrangement, composition, readjustment, liquidation, dissolution

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or similar relief under any present or future statute, law or regulation, the failure of such case or action to have been dismissed or all orders in proceedings thereunder affecting the operations or the business of such Person stayed, or if the stay of any such order or proceeding thereafter shall be set aside, or if, within ninety (90) days after the judicial appointment without the consent or acquiescence of such Person of any trustee, fiscal agent, receiver or liquidator of such Person or of all or any substantial part of its properties, such appointment shall not have been vacated, such insolvency being deemed to occur when such Person shall make a general assignment for the benefit of creditors or shall admit in writing that its assets are insufficient to pay its liabilities as they come due.

         2.05 Budget: On or before the thirtieth (30th) day after the commencement date of each Fiscal Year, the General Partner shall submit to the Limited Partner a budget for such Fiscal Year for the operation of the business of the Partnership.

         2.06 Capital Account: The account maintained by the Partnership for each Partner which, as of any given date, reflects its Capital Contributions paid to the Partnership, (i) increased to reflect its distribu-

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tive share of Partnership income and gain (or item thereof), including income exempt from tax, for each Fiscal Year (or fraction thereof), and (ii) decreased to reflect its distributive share of Partnership losses and deductions for each Fiscal Year (or fraction thereof) and the amount of cash or the fair market value of property distributed by the Partnership to it and its distributive share of expenses of the Partnership described in Section 705(a)(2)(B) of the Code. In addition, Capital Accounts shall be adjusted to take account of any other items which give rise to Capital Account adjustments under the regulations issued pursuant to Section 704 of the Code, as finally adopted. Notwithstanding the foregoing, amounts paid to Paine Webber pursuant to the Lease Acquisition Agreement and the Transportation and Completion Agreement will be paid to Paine Webber in its capacity as tenant, not in its capacity as Limited Partner, and thus, payment of such amounts will not affect the Capital Account of the Limited Partner.

         2.07 Capital Contribution: The total amount of money or the fair market value of other property contributed by each Partner to the Partnership pursuant to the terms of this Agreement, including the Capital Con-

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tributions made by any predecessor holders(s) of the Interest of such Partner.

         2.08 Capital Proceeds: The aggregate of (i) the net cash proceeds resulting from any condemnation of the Properties (and not used to repair or restore the Properties or applied by the holder of the First Mortgage or of any other mortgage or deed of trust affecting the Properties to the reduction of the principal amount thereof), (ii) the net cash proceeds resulting from the settlement of any title, fire or extended coverage insurance claim (and not used to repair or restore the Properties or applied by the holder of the First Mortgage or any other mortgage of deed of trust affecting the Properties, to the reduction of the principal amount thereof), (iii) the net cash proceeds from the sale of all or a portion of the Properties, (iv) the net cash proceeds actually received by the Partnership from the refinancing of any mortgage or deed of trust affecting the Properties, including the First Mortgage (and not applied to the reduction of the Partnership's liabilities, used to pay the expenses of the Partnership in connection with such refinancing, to repair or improve the Properties or set aside by the General Partner to create or maintain reasonable reserves for improvements to the Properties),

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and (v) any reserves previously set aside from Capital Proceeds which are deemed available for distribution by the General Partner or Liquidator.

         2.09 Capital Transaction: Any event giving rise to Capital Proceeds.

         2.10 Code: The Internal Revenue Code of 1954, as amended from time to time, and any successor statute.

         2.11 Commitment: A loan commitment on the terms set forth on Exhibit "B" annexed hereto and made a part hereof.

         2.12 Commencement Date: Shall have the meaning set forth in the Office Lease.

         2.13 Consent: Either the written consent of a Person, or the affirmative vote of such Person at a meeting duly called and held pursuant to this Agreement, as the case may be, to do the act or thing for which the Consent is solicited, or the act of granting such Consent, as the context may require.

         2.14 Data Center Lease: The lease, dated of even date herewith, between the Partnership, as landlord, and the Limited Partner, as tenant, pursuant to which the Partnership subleased the property known as the Data Processing Center to the Limited Partner.

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         2.15 Deficit Capital Contributions: Shall have the meaning set forth in
Section 4.03 hereof.

         2.16 Easements: The easements more particularly described in Exhibit "C" annexed hereto and made a part hereof.

         2.17 First Mortgage: The first mortgage, to be entered into pursuant to the Commitment, affecting the Properties, and any modification, extension or replacement thereof.

         2.18 Fiscal Year: The taxable year of the Partnership, which shall be the calendar year.

         2.19 General Partner: Hartz Mountain Industries, Inc. and any and all other Persons who become successor General Partner in accordance with the provi-sions of the Agreement.

         2.20 Ground Leases: The two Ground Leases, dated of even date herewith, between the General Partner, as landlord, and the Partnership, as tenant, pursuant to which the General Partner leased to the Partnership the Land and the Easements.

         2.21 Hartz Lease: The Lease, dated of even date herewith, between the Partnership, as Landlord, and the General Partner, as tenant, pursuant to which the

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Partnership subleased a portion of the Building known as the Paine Webber
Building to the General Partner.

         2.22 Improvements: The 604,528 square foot office and print center building and parking therefor and skywalk to be constructed, and the data center building to be purchased and renovated, on the Land.

         2.23 Interest: The ownership interest of a Partner in the Partnership at any particular time, including the right of such Partner to any and all benefits to which such Partner may be entitled as provided in this Agreement and, to the extent not inconsistent with this Agreement, in the Act, together with the obligations of such Partner to comply with all the terms and provisions of this Agreement and of the Act, which ownership Interest for voting and certain other purposes of this Agreement shall, absent proof to the contrary, be as set forth in Article IV of this Agreement.

         2.24 IRS: The Internal Revenue Service, an agency of the United States Government.

         2.25 Land: The land more particularly described in Exhibits "A-1" (on which is constructed the Data Processing Center) and "A-2" (on which is constructed the Paine Webber Building) annexed hereto and made a part hereof.

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         2.26 Lease Acquisition Agreement: The Lease Acquisition Agreement,
dated of even date herewith, among the Partnership, Paine Webber, Inc. and Hartz Mountain Industries, Inc.

         2.27 Leasehold Estate: The leasehold estates created by the Ground Leases.

         2.28 Leases: The Office Lease and the Data Center Lease, collectively.

         2.29 Limited Partner(s): The Limited Partner, and any and all Persons who become a Substitute Limited Partner in accordance with the provisions of this Agreement.

         2.30 Liquidator: The General Partner or, if there is no General Partner at the time in question, a Person designated by the Limited Partner to act as Liquidator, or if the Limited Partner does not designate a Person to act as Liquidator, such other Person who may be appointed in accordance with applicable law, who shall be responsible for taking all action necessary or appropriate to wind up the affairs of, and distribute the assets of, the Partnership upon its dissolution.

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         2.31 MAI Appraiser: Shall have the meaning set forth in Section 14.08 hereof.

         2.32 Net Operating Revenues: For any period, Operating Revenues, less Operating Expenses.

         2.33 Notice: A writing containing the information required by this Agreement to be communicated to a Person and personally delivered to such Person or sent by registered or certified mail, postage prepaid, return receipt requested, to such Person at the last known address of such Person as shown on the books of the Partnership, the date of personal delivery, registry or certification, as the case may be, being deemed the effective date of such Notice.

         2.34 Office Lease: The Lease, dated of even date herewith, between the Partnership, as landlord, and the Limited Partner, as tenant, pursuant to which the Partnership leased a portion of the Paine Webber Building to the Limited Partner.

         2.35 Operating Deficits: For any period, any shortfall in the Operating Revenues over the Operating Expenses.

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
         2.36 Operating Deficit Loan: Shall have the meaning set forth in
Section 4.03 hereof.

         2.37 Operating Expenses: For any period, all costs and expenses (including capital expenditures) of operation and management of the Partnership and the Properties, including, without limitation, any rent due pursuant to the Ground Leases determined on an accrual basis and any reasonable operating reserves set aside by the General Partner, but excluding any debt service on the First Mortgage or any other financing and any payments required to be made by the Partnership pursuant to the Lease Acquisition Agreement and the Transportation and Completion Agreement.

         2.38 Operating Revenues: For any period, the sum of (i) all receipts of the Partnership determined on an accrual basis, excluding Capital Proceeds and Capital Contributions, (ii) the net proceeds of any insurance, other than title or fire and extended coverage insurance, and (iii) any reserves previously set aside from Operating Revenues which are deemed available by the General Partner.

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         2.39 Partner(s): The General Partner, the Limited Partner, any
Substitute Limited Partner and any Special Limited Partner.

         2.40 Partnership: Shall have the meaning set forth in the first WHEREAS clause of this Agreement, as said limited partnership may from time to time be constituted.

         2.41 Partnership Accountants: Any firm of certified public accountants reasonably satisfactory to the Partners.

         2.42 Partnership Assets: All property and assets, whether real or personal, tangible or intangible, at any time owned by the Partnership or in which the Partnership shall have all interest, including, without limitation, the Ground Leases and the Improvements.

         2.43 Person: Any individual, partnership, corporation, trust or other entity.

         2.44 Prime Rate: The rate of interest publically announced from time to time by Citibank, N.A., or its successors, as its "base rate" (or such other term as may be used by Citibank, N.A., from time to time, for the rate presently referred to as its "base rate").

         2.45 Properties: The estates created by the Ground Leases, together with the Improvements.

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         2.46 Purchase Option Agreement: Collectively, the two Purchase Option
Agreements, dated of even date herewith, between the General Partner and the Limited Partner.

         2.47 Purchase Price: Shall have the meaning set forth in Section 14.08 hereof.

         2.48 Receiving Partner: Shall have the meaning set forth in Section
14.08 hereof.

         2.49 Sending Notice: Shall have the meaning set forth in Section 14.08 hereof.

         2.50 Sending Partner: Shall have the meaning set forth in Section 14.08 hereof.

         2.51 Special Limited Partner: Shall have the meaning set forth in
Section 7.05 hereof.

         2.52 Substitute Limited Partner(s): Any Person admitted to the Partnership as a Limited Partner pursuant to Section 9.03 hereof.

         2.53 Successor Limited Partnership: A limited partnership which shall continue the business of the Partnership following its dissolution and reconstitution in accordance with the provisions of Article XI.

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         2.54 Title Commitment: Shall have the meaning set forth in Section
14.09 hereof.

         2.55 Transfer: Shall have the meaning set forth in Section 7.01 hereof.

         2.56 Transportation and Completion Agreement: The Transportation and Completion Agreement, dated of even date herewith, between the Partnership and Paine Webber, Inc.

                                   ARTICLE III

                              PURPOSE AND BUSINESS

         3.01 Business. The principal purpose and character of the business of the Partnership shall be to acquire, own, construct, renovate, hold for capital appreciation and finance the Properties, to cause the General Partner to complete construction and renovation of the Improvements, to manage, rent and otherwise operate the Properties, to sell, exchange, dispose of, lease, mortgage and otherwise encumber all or any part of the Properties, to incur indebtedness, whether secured or unsecured, for any of the foregoing purposes, and to engage in any other kind of lawful activity for profit related to the foregoing.

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
         3.02 Authorized Activities. In carrying out the purposes of this Partnership, but subject to all other provisions of this Agreement and applicable law, the Partnership is empowered and authorized to:

              (A) lease, hold and operate the Properties and any other real or personal property which may be necessary, convenient or incidental to the accomplishment of the purposes of the Partnership and, in appropriate circumstances, to sell, transfer or otherwise dispose of the Properties;

              (B) construct, renovate, operate, maintain, finance, improve, own, sell, convey, assign, mortgage or lease any real estate and any personal property necessary, convenient or incidental to the accomplishment of the purposes of the Partnership;

              (C) borrow money and issue evidences of indebtedness in furtherance of the Partnership business, and to secure the same by mortgage, pledge or other lien on any assets of the Partnership; provided that such evidence of indebtedness and documents securing the same, if any, shall effectively provide in substance and legal effect that the Limited Partner shall not have any personal liability for the payment of such indebtedness beyond its Interest,

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
              (D) enter into, perform and carry out contracts of any kind, including contracts with Affiliates of the General Partner pursuant to Section 6.04, necessary or incidental to the accomplishment of the purposes of the Partnership;

              (E) bring and defend actions at law or in equity or arbitration;

              (F) purchase, cancel or otherwise retire or dispose of the Interest of any Partner pursuant to the express provisions of this Agreement;

              (G) execute and deliver all documents for the sale of Interests;

              (H) prepay, in whole or in part, refinance, recast, increase, reduce, modify, or extend mortgages (including, without limitation, the First Mortgage) affecting the Properties, and in connection therewith to execute any extensions, renewals or modifications of any mortgage or deed of trust on the Properties;

              (I) sell, exchange, dispose of or refinance mortgages (including, without limitation, the First Mortgage) on all or part of the Partnership property;

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
              (J) make interim investments in government obligations, insured obligations, bank time deposits, commercial paper, tax-exempt investments, money market funds, certificates of deposit and banker's acceptances; and

              (K) engage in any kind of lawful activity, and perform and carry out contracts of any kind, necessary or advisable in connection with the accomplishment of the purposes of the Partnership.

                                   ARTICLE IV

                        PARTNERSHIP INTERESTS AND CAPITAL

         4.01 General Partner:

              (A) The address of the General Partner is 400 Plaza Drive, P.O. Box 1411, Secaucus, New Jersey 07094.

              (B) The General Partner previously has contributed to the Partnership in cash an initial Capital Contribution of $666.67. As of the date hereof, the Capital Account of the General Partner is equal to $666.67.

              (C) The General Partner shall be obligated to make the Operating Deficit Loans or Deficit Capital Contributions to the Partnership as set forth in, and when required pursuant to, Section 4.03 hereof and to

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
make such additional Capital Contributions as are necessary to make the payments under the Lease Acquisition Agreement and the Transportation and Completion Agreement and any amounts required in order to complete the Improvements in accordance with the provisions of the Ground Leases and the Leases, but may not make any other additional Capital Contributions to the Partnership.

              (D) The General Partner shall fund any and all costs and expenses of the Properties from the date hereof through the day prior to the Fixed Rent Commencement Date (as such term is defined in the Office Lease) to the extent required by reason of the Partnership having insufficient funds for such purpose.

              (E) Nothing contained in this Agreement shall be deemed to create any third party beneficiary status, or grant any rights to any Capital Contributions, to any party or Person who is not a Partner.

         4.02 Limited Partner.

              (A) The address of the Limited Partner is 1285 Avenue of the Americas, New York, New York 10019.

              (B) The Limited Partner has contributed to the Partnership in cash an initial Capital Contribution of $333.33. As of the date hereof, the Capital Account of the Limited Partner is equal to $333.33.

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
              (C) The Limited Partner may make the Limited Partner Loan or Additional Capital Contributions as set forth in Section 4.03 hereof but shall not be required to make any additional loans or Capital Contributions to the Partnership.

              (D) Nothing contained in this Agreement shall be deemed to create any third party beneficiary status, or grant any rights to any Capital Contributions, to any party or Person who is not a Partner.

         4.03 Loans and Capital Contributions to the Partnership by the Partners.

              (A) Upon the occurrence of Operating Deficits or if the Net Operating Revenues shall be insufficient to pay all debt service on any loan, secured or unsecured, including without limitation, the First Mortgage, affecting the Properties or the Partnership, for any reason other than the failure of the tenant under the Leases to make any payments required thereunder, including, without limitation, a failure to make any such payments in connection with bankruptcy proceedings and whether or not the trustee in bankruptcy shall disaffirm either of the Leases, the General Partner shall be obligated, from time to time, at its option either (x) to lend (collectively, the "Operating Deficit Loan") to the

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
Partnership such funds, (y) to make Capital Contributions (the "Deficit Capital Contributions") of such funds, or (z) cause the Partnership to borrow such funds pursuant to Section 4.03(C) hereof, as may be necessary to fund such Operating Deficits and debt service on the First Mortgage and other financing, upon the terms and conditions hereinafter set forth; provided, however, that if such Operating Deficits shall arise by reason of a required capital expenditure, the General Partner shall use its best efforts to cause the Partnership to borrow such funds prior to making any Operating Deficit Loan or Deficit Capital Contribution. Notwithstanding the foregoing, however, the General Partner may make neither an Operating Deficit Loan nor make Deficit Capital Contributions nor cause the Partnership to borrow funds in connection with Operating Deficits to the extent the same shall arise by reason of failure of the tenant under the Hartz Lease to make any payment required thereunder. Subsequent to the twenty-fifth (25th) anniversary of the Commencement Date (as such term is defined in Office Lease), the General Partner shall have the right, but not the obligation, to make Operating Deficit Loans and Deficit Capital Contributions.

              (B) The Operating Deficit Loan shall bear interest at a rate equal to that charged under the First Mortgage, compounded annually. The Operating Deficit Loan, as well as interest thereon, shall be repayable in accordance with the provisions of Sections 5.04 and 5.05 hereof. The Deficit Capital Contributions shall be repaid, together with an amount in the nature of interest calculated at a rate equal to that charged under the First Mortgage, compounded annually, in accordance with the provisions of Sections 5.04 and 5.05 hereof.

              (C) Notwithstanding anything contained in Paragraph (B) hereof, the General Partner shall have the option, in lieu of funding the Operating Deficit Loan or making the Deficit Capital Contributions, of borrowing, or causing the Partnership to borrow the funds necessary to fund Operating Deficits or such debt service, and to secure any such loans with the Properties or any other assets of the Partnership.

              (D) Notwithstanding the foregoing and provided that the applicable Operating Deficit Loan or Deficit Capital Contribution shall not have been made or the funds committed, in writing, by a third party, the Limited Partner shall have the right, but not the obligation, upon ten (10) days' written notice to the General

Partner, from time to time, to lend (collectively, the "Limited Partner Loan") or to make an additional Capital Contribution ("Additional Capital Contribution") to the Partnership of its proportionate share of such funds as may be necessary to fund any such Operating Deficits or such debt service (it being understood that the General Partner shall be under no obligation to notify the Limited Partner prior to the General Partner making any Operating Deficit Loans or Deficit Capital Contributions or obtaining funds from a third party in the event of an emergency or due date requirement). The General Partner may dispute the existence of any Operating Deficits claimed by the Limited Partner pursuant to Section 14.12 hereof. The Limited Partner Loan shall bear interest at a rate equal to that charged under the First Mortgage, compounded annually. The Limited Partner Loan, as well as interest thereon, shall be repayable in accordance with the provisions of Sections 5.04 and 5.05 hereof. The Additional Capital Contributions shall be repaid, together with an amount in the nature of interest calculated at a rate equal to that charged under the First Mortgage, compounded annually, in accordance with the provisions of Sections 5.04 and 5.05 hereof.

              (E) Notwithstanding anything contained herein, none of the Partners shall have any personal liability for the repayment of the Limited Partner Loan or the Operating Deficit Loan nor shall the General Partner have any personal liability beyond its Interest for failure to make any Operating Deficit Loan or Deficit Capital Contribution.

         4.04 Default by General Partner.

              (A) In the event the General Partner shall fail (i) to make the Operating Deficit Loan or the Deficit Capital Contributions to the Partnership or to cause the Partnership to borrow the required funds for any reason other than the fact that the Operating Deficits shall have arisen by reason of the failure of the tenant under the Leases to make any payments required thereunder, including, without limitation, a failure to make any such payments in connection with bankruptcy proceedings and whether or not the trustee in bankruptcy shall disaffirm either of the Leases, or (ii) to make the Capital Contributions required pursuant to Section 4.01(C) hereof, and such default continues for twenty (20) days after notice from the Limited Partner (or such shorter period of time as is reasonably required to protect Partnership Assets), in addition to the remedies provided in Paragraph (B) of this Section 4.04 or otherwise at law, the Limited Partner shall have the right, at its option, to fund the Operating Deficit Loan or such Capital Contributions by either:

                   (i) causing there to be lent to the Partnership by any person, firm or corporation, all or any part of the necessary amounts, which loan shall bear interest at a rate equal to two percentage points in excess of the then Prime Rate, shall be non-recourse and shall be secured by the General Partner's Interest and interest in the Operating Deficit Loan and the Deficit Capital Contributions (the principal and interest of such loan to be repaid out of the first distributions or payments to be paid to the General Partner pursuant to this Agreement); or

                   (ii) to lend to the Partnership all or any part of such funds, which loan shall bear interest at a rate equal to two percentage points in excess of the then Prime Rate, shall be non-recourse and shall be secured by the General Partner's Interest and interest in the Operating Deficit Loan and the Deficit Capital Contributions (the principal and interest of such loan to be repaid out of the first distributions or payments to be paid to the General Partner pursuant to this Agreement).

              (B) If the Limited Partner shall elect to lend to the Partnership all or any part of such funds, and such funds shall, in the aggregate (whether pursuant to one or more advances) exceed $150,000, as the same shall be increased (but not decreased) on each anniversary of the date hereof by an amount equal to the product of $150,000 and the percentage increase in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics of the United States Department of Labor, New York, N.Y. -- Northeastern N.J. Area, All Items (1967 = 100), or any successor index thereto, appropriately adjusted (the "CPI") for the preceding twelve (12) calendar months, then, in addition to the remedies provided for in Paragraphs (A) and
(B), the percentage Interest of the General Partner and/or any Special Limited Partner to whom the General Partner may have transferred any portion of its Interest (it being agreed that the Limited Partner, in its sole discretion, may elect whether the General Partner's or the Special Limited Partners' Interest shall be diluted and in what proportion, except that as to any Special Limited Partners, all such Partners' Interests shall be diluted on a pro rata basis) in the Partnership automatically will be deemed to be decreased and the percentage Interest in the

Partnership of the Limited Partner automatically will be deemed to be increased by that number of percentage points equal in amount to one (1) percentage point for every $150,000 (as the same shall be increased (but not decreased) by an amount equal to the product of $150,000 and the percentage increase (but not decrease) in the CPI from the date hereof to the date of dilution) (including such initial $150,000, as increased).

              (C) The General Partner hereby pledges and grants to the Partnership a security interest in its Interest, as security for its obligations to fund the Operating Deficit Loan or to contribute Deficit Capital Contributions or to cause the Partnership to borrow the required funds, to make any Capital Contributions necessary to make the payments required pursuant to the Lease Acquisition Agreement or the Transportation and Completion Agreement or to fund all construction costs of the Improvements required to be constructed by the Partnership as landlord under the Leases and, through the day prior to the twenty-fifth (25th) anniversary of the Commencement Date (as such term is defined in the Office Lease), as security for the obligations of the tenant under the Hartz Lease, and agrees that the Partnership shall have, in addition to the rights provided for here-in, all of the rights and remedies of a secured party under the New Jersey Uniform Commercial Code, other than the right to obtain a deficiency judgment in connection therewith, in respect to its Interest in the event of the failure of the General Partner to comply with its obligations as provided in this Section
4.04 or the obligations of the Tenant under the Hartz Lease.

              (D) If, pursuant to Section 4.03(A) hereof, the General Partner is obligated to make an Operating Deficit Loan or a Deficit Capital Contribution and failed to do so and, if the General Partner shall fail to execute any and all documents, including without limitation, loan agreements, promissory notes, and transfer and sale documents which the Limited Partner reasonably deems necessary to implement the rights and remedies set forth in this Section 4.04 for ten (10) days after request therefor by the Limited Partner, the General Partner hereby appoints the Limited Partner its attorney-in-fact for the purpose of executing any and all such documents. Such power of attorney granted herein shall be deemed to be coupled with an interest, and such power of attorney shall, to the extent permitted by law, survive the death, disability, incompetency, withdrawal, removal, or Bankruptcy of the General Partner.

         4.05 Interest. Except as specifically herein provided, interest earned on Partnership funds shall inure to the benefit of the Partnership. The Partners shall not receive interest on their Capital Contributions.

         4.06 Capital Account. The Partnership shall maintain a Capital Account for each Partner as described in Section 2.06 hereof.

         4.07 Withdrawal of Capital Contributions. Except as otherwise provided in this Agreement or by law, (i) no Partner shall have the right to withdraw or reduce its Capital Contributions, or to demand and receive property other than cash from the Partnership in return for its Capital Contributions and (ii) any return of Capital Contributions to the Limited Partner shall be solely from Partnership assets, and the General Partner shall not be personally liable for any such return.

         4.08 Restoration of Negative Capital Accounts. At no time during the term of the Partnership or upon the dissolution and liquidation of the Partnership shall a Partner with a negative balance in his Capital Account have any obligation to the Partnership or to any other Partner to restore such negative balance, except in respect of any negative balance resulting from withdrawal of capital or a distribution in contravention of this Agreement.

                                    ARTICLE V

                        PROFITS, LOSSES AND DISTRIBUTIONS

         5.01 Determination of Profits and Losses.

         All profits and losses of the Partnership shall be determined by the Partnership Accountants in accordance with the accrual method of accounting for Federal income tax purposes, subject to appropriate adjustments resulting from any election pursuant to Section 5.06 hereof .

         5.02 Allocation of Profits and Losses from Operations.

              (A) Losses. (i) Subject to Section 5.02(C), losses of the Partnership incurred prior to the Fixed Rent Commencement Date other than Losses arising from Capital Transactions, shall be allocated as follows:

                   a) Deductions for non-cash losses shall be allocated 66 2/3% to the General Partner and 33 1/3% to the Limited Partner; and

                   b) Losses (calculated by excluding deductions for non-cash losses) shall be allocated 100% to the General Partner.

                        (ii) Subject to Section 5.02(C), Losses of the Partnership incurred on or after the Fixed Rent Commencement Date, other than Losses arising from Capital Transactions, shall be allocated 66 2/3 to the General Partner and 33 1/3 to the Limited Partner.

                   (B) Profits. Subject to Section 5.02(C), profits, other than profits arising from Capital Transactions, shall be allocated, after making all distributions pursuant to Sections 5.04 and 5.05 for the taxable year, as follows:

                        (i) first, to the General Partner and the Limited Partner, respectively, an amount equal to the excess of (a) the aggregate of all amounts distributed to such Partner pursuant to Section 5.04(A) or 5.05(A)(2) for all taxable years (other than interest on Operating Deficit Loans or Limited Partner Loans) over (b) the sum of (1) all amounts previously allocated to such Partner pursuant to this Section 5.02(B)(i), Section 5.03(A)(ii), or Section 5.02(D) and (2) the difference between the total amount of such loans and the amount allocated to such Partner pursuant to Section 5.02(C)(ii) with respect to such loans;

                        (ii) second, to the General Partner and the Limited Partner, respectively, an amount equal to the excess of (a) the aggregate of all amounts distributed to such Partner pursuant to Section 5.04(B) or 5.05(A)(3) for all taxable years (other than amounts in the nature of interest on Deficit Capital Contributions or Additional Capital Contributions) over (b) the sum of
(1) all amounts previously allocated to such Partner pursuant to this Section 5.02(B)(ii), Section 5.03(A)(ii), or Section 5.02(D) and (2), the difference between the total amount of such capital contributions and the amount allocated to such Partner pursuant to Section 5.02(C)(ii) with respect to such capital contributions;

                        (iii) thereafter, 66 2/3% to the General Partner and 33 1/3% to the Limited Partner.

                   (C) Special Allocations. Notwithstanding Sections 5.02(A) and 5.02(B),

                        (i) any deductions or losses attributable to payments made under the Lease Acquisition Agreement or the Transportation and Completion Agreement shall be allocated to the General Partner; and

                        (ii) to the extent that any Operating Deficit Loan, Limited Partner Loan, Deficit Capital Contribution or Additional Capital Contribution is made by reason of a partnership cash expenditure with respect to which the Partnership is entitled to a deduction, such deduction shall be allocated to the Partner making such Operating Deficit Loan, Limited Partner Loan, Deficit Capital Contribution or Additional Capital Contribution.

                   (D) Anything to the contrary in this Article V notwithstanding, losses shall not be allocated to a Partner who has a negative Capital Account balance when any other Partner has a positive Capital Account balance, but shall first be allocated to Partners who have positive Capital Account balances. In addition, notwithstanding any other provision of Section
5.02 or 5.03, if at any time the sum of the deficit capital account balances of the partners should exceed the partnership's minimum gain (as defined in Prop. Reg. Section 1.704-1(b)(4)(iv), as proposed March 9, 1983), an amount of income or gains equal to such excess shall first be allocated to such Partners, in proportion to their respective shares of such excess.

         5.03 Profits and Losses from Capital Transactions.

              (A) All net gains of the Partnership, as determined for Federal income tax purposes for the Fiscal Year, in connection with a Capital Transaction, shall be allocated among the Partners (after giving effect to all charges and credits for the then current Fiscal Year pursuant to Section 5.02 above, all distributions for such Fiscal Year pursuant to Section 5.04, and all charges, credits and distributions attributable to transactions which occurred earlier than the transaction pursuant to which the gain is being allocated, pursuant to Sections 5.01, 5.02, 5.03, 5.04 or 5.05, but not including any distributions pursuant to Section 5.05 with respect to the transaction pursuant to which the gain is then being allocated or any charges, credits, and distributions attributable to transactions which occurred subsequent to the transaction pursuant to which the gain is being allocated) as follows and in the following order of priority:

                   (i) first, if the Capital Account of any Partner or Partners has a negative balance, such gain shall be allocated to any such Partner or Partners whose Capital Account has a negative balance in propor-tion to such negative balances, until the balance of each such Partner's Capital Account is equal to zero;

                   (ii) second, gain shall be allocated to the General Partner and the Limited Partner, respectively, until the positive balance in each Partner's Capital Account is equal to the sum of the amounts distributed during that Fiscal Year, or available for distribution as of the end of that Fiscal Year to such Partner pursuant to Section 5.05(A)(2) and 5.05(A)(3) (other than interest on Operating Deficit Loans or Limited Partner Loans, and other than amounts in the nature of interest on Deficit Capital Contributions and Additional Capital Contributions) by reason of the Capital Transaction pursuant to which gain is being allocated;

                   (iii) third, gain shall be allocated to the General Partner and the Limited Partner, respectively, until the ratio of (a) the amount, if any, by which the General Partner's Capital Account balance exceeds the amount distributed during that Fiscal Year, or available for distribution as of the end of that Fiscal Year to it pursuant to Sections 5.05(A)(2) and 5.05(A)(3) (other than interest on Operating Deficit Loans, and other than amounts in the nature of interest on Deficit Capital Contributions), to (b) the amount, if any, by which the Limited Partner's Capital Account balance exceeds the amount distributed during that Fiscal Year, or available for distribution as of the end of that Fiscal Year to it pursuant to Sections 5.05(A)(2) and 5.05(A)(3) (other than interest on Limited Partner Loans, and other than amounts in the nature of interest on Additional Capital Contributions), is 2 to 1; and

                   (iv) thereafter, the balance shall be allocated 66 2/3% to the General Partner and 33 1/3% to the Limited Partner.

              (B) Any loss incurred by the Partnership, as determined for Federal income tax purposes, in connection with a Capital Transaction, shall be allocated among the Partners (after giving effect to all charges and credits for the then current Fiscal Year pursuant to Section 5.02 above, all distributions for such Fiscal Year pursuant to Sections 5.04 or 5.05, and all prior charges, credits and distributions, if any, during such Fiscal Year pursuant to Sections 5.01, 5.02, 5.03 or 5.04, but not including any charges and credits with respect to the transaction pursuant to which the loss is then being allocated or any charges, credits, and distributions which occurred subsequent to the transaction pursuant to which the loss is being allocated, but in-cluding the distributions resulting from such transaction) as follows and in the following order of priority:

                   (i) first, if the Capital Account of any Partner or Partners has a positive balance, such loss shall be allocated to the Capital Account of any such Partner or Partners whose Capital Account has a positive balance to make the ratio of the positive Capital Accounts of the General Partner and the Limited Partner to the sum of the Capital Accounts of the Partners 66 2/3% and 33 1/3% respectively;

                   (ii) thereafter, the balance of such loss shall be allocated 66 2/3% to the General Partner and 33 1/3% to the Limited Partner.

                   (C) In the event that any gain realized upon a sale of the Property is characterized as ordinary income as a result of the recapture of cost recovery or depreciation deductions attributable to the Property, such ordinary income shall be allocated among the Partners in accordance with the percentages that the aggregate cost recovery or depreciation deductions were allocated. Notwithstanding the foregoing, in no event shall a Partner be allocated such ordinary income in excess of the gain allocated and to be allocated to that Partner pursuant to Section 5.03(A) hereof.

         5.04 Distribution of Net Operating Revenues. Eighty-five percent (85%) of Net Operating Revenues, after payment of debt service on the First Mortgage or any other financing affecting the Property or the Partnership, shall be distributed quarterly, in accordance with the Budget, within thirty (30) days after the end of each quarter of each Fiscal Year by the General Partner, in the following manner and order of priority:

         (A) first, to pay any accrued and unpaid interest on the principal, and the outstanding principal balance, of the Operating Deficit Loan and the Limited Partner Loan, on a pari passu basis;

         (B) second, to pay any accrued and unpaid amount in the nature of interest on and the outstanding principal balance of any Deficit Capital Contributions or Additional Capital Contributions, on a pari passu basis; and

         (C) third, the balance, if any, shall be distributed 66 2/3% to the General Partner and 33 1/3% to the Limited Partner.

         Such quarterly payments shall be adjusted annually, within ninety (90) days after the end of each Fiscal Year, and excess amounts, if any, shall be credited against future required payments; underpayments will be paid at the time of such adjustment.

         5.05 Distribution of Proceeds of Capital Transactions other than in Liquidation.

         (A) Capital Proceeds (other than in liquidation) shall be distributed as follows and in the following order of priority:

         (1) first, to the repayment of the First Mortgage or any other mortgage or deed of trust or interim financing affecting the Property, if required thereunder, including principal, interest and any fees or penalties incurred in connection therewith;

         (2) second, to the repayment of the outstanding principal balance of the Operating Deficit Loan and the Limited Partner Loan, on a pari passu basis, including any interest accrued thereon; and

         (3) third, to the General Partner and the Limited Partner, respectively, an amount equal to the excess of any Deficit Capital Contributions or Additional Capital Contributions, including any amount in the nature of interest accrued thereon, as the case may be, over the amount previously distributed pursuant to this Section 5.05(A)(3) or Section 5.04(B), in proportion to such excesses; and

         (4) thereafter, the balance, if any, shall be paid 66 2/3% to the General Partner and 33 1/3% to the Limited Partner.

         (B) Notwithstanding anything contained herein, any proceeds secured by the First Mortgage and actually received by the Partnership in excess of those required in connection with payments under any construction agreement for the construction of the Improvements shall be paid to the General Partner and deemed to be payment for certain amounts previously advanced or contributed to the Partnership in connection with the acquisition and construction of the Improvements.

         5.06 Partnership Adjustments. The Partnership shall elect to adjust the basis of the Partnership property pursuant to the election provided for in
Section 754 of the Code. Any increase or decrease in the amount of any item of income, gain, loss, deduction or credit attributable to an adjustment to the basis of Partnership assets made pursuant to such election, and pursuant to the corresponding provisions of applicable state and local income tax laws, shall be charged or credited, as the case may be, to those Partners entitled thereto under such laws.

         5.07 Allocations to Transferred Interests. Profits, gains, losses, deductions and credits allocated to an Interest assigned or reissued during a Fiscal Year shall be allocated to each Person who was the holder of such Interest during such Fiscal Year, in proportion to the number of days that each such holder was recognized as the owner of such Interest during such Fiscal Year or by an interim closing of the books or in any other proportion permitted by the Code and selected by the General Partner in accordance with this Agreement, without regard to the results of Partnership operations or the date, amount or recipient of any distributions which may have been made with respect to such Interest. The effective date of any assignment shall be (i) in the case of a voluntary assignment, the actual date the assignment is recorded on the books of the Partnership, or (ii) in the case of involuntary assignment, the date of the operative event.

                                   ARTICLE VI

                            RIGHTS AND OBLIGATIONS OF
                               THE GENERAL PARTNER

         6.01 Management. Subject to and limited by the provisions of this Agreement, the General Partner shall have full, exclusive and complete authority, discretion, obligation and responsibility to make all decisions affecting the business of the Partnership. The General Partner shall manage and control the affairs of the Partnership to the best of its ability and shall use its best efforts to carry out the business of the Partnership. The General Partner shall devote to the Partnership such time as, in its discretion, may be necessary for the proper performance of its duties hereunder.

         The General Partner shall render to the Partnership such services as are reasonably necessary for the management and conduct of the business of the Partnership and shall be entitled to be reimbursed for out-of-pocket expenses reasonably and necessarily incurred in connection with the performance of its duties hereunder, including, without limitation, its acting as "Tax Matters" Partner.

         6.02 Authority. The General Partner shall have authority to bind the Partnership, by execution of documents or otherwise, to any obligation not inconsis-tent with the provisions of this Agreement. Except as otherwise provided in
Section 6.05, the General Partner may contract or otherwise deal with any Person for the transaction of the business of the Partnership, which Person may, under supervision of the General Partner, perform such acts or services for the Partnership as the General Partners may approve.

         6.03 Limitations on the General Partner.

         A. The General Partner shall not have any authority to:

                   (i) perform any act in violation of any applicable law or regulation thereunder, including applicable Federal and state securities laws;

                   (ii) perform any act in violation of the Act or this Agreement;

                   (iii) consent to (a) any initial permanent mortgage financing affecting the Properties other than on the terms and in the amount of the Commitment, (b) any refinancing of the First Mortgage or other initial permanent mortgage financing, (c) any attempted sale or actual sale of any of the Properties except as specifically set forth herein or exercise of the Partnership's rights under the Ground Leases to cancel the same except in connection with a termination of the Leases by

Paine Webber, Inc. pursuant to Section 38.12 of the Office Lease, (d) any modification of the First Mortgage or such other initial permanent mortgage financing, or (e) any sale or transfer of, or financing secured by, the fee estate of the General Partner as landlord under the Ground Leases, if such consent shall be required thereunder, without the prior Consent of the Limited Partner, which Consent shall not be unreasonably withheld;

                   (iv) voluntarily file for Bankruptcy, unless the need for the same shall arise by reason of the failure of the tenant under the Leases to make any payments required thereunder, including, without limitation, a failure to make any such payments in connection with bankruptcy proceedings and whether or not the trustee in bankruptcy shall disaffirm either of the Leases; or

                   (v) perform any other act expressly requiring the Consent of the Limited Partner under this Agreement without first obtaining such Consent.

         B. Notwithstanding the provisions of clause A(iii)(a) of this Section 6.03, however, subsequent to the fifteenth (15th) anniversary of the Commencement Date, the General Partner shall have the right to sell all or any one of the Properties (but not any part thereof) (together with fee interest therein), without the prior consent of the Limited Partner, provided that the proceeds of such sale, when distributed to the Partners pursuant to Section 5.05 hereof, shall be sufficient so that the Limited Partner shall receive an amount equal to the sum of (x) the Limited Partner's full federal, state and local tax liability in connection with such sale, and (y) an amount equal to the sum of the Limited Partner's projected cash distribution of Net Operating Revenues and tax benefits from the date of such sale to the twenty-fifth anniversary of the date hereof, discounted to the then present value at the rate of 9% per annum. If there shall be any dispute as to the value of the Limited Partner's projected tax benefits or projected Net Operating Revenues, either party may refer the decision of the issues raised to one of the so-called "big eight" public accounting firms, mutually satisfactory to the Partners, or if the Partners shall be unable to agree, then the firm to which the dispute shall be referred shall be chosen as follows: the Partners shall each be permitted to exclude one of such firms from the pool of acceptable firms; the firm to which such decision shall be referred shall then be chosen by lot from the pool of remaining firms, and if the firm chosen by lot shall refuse to serve, a substitute firm shall be chosen by lot. The decision of such accountants shall be conclusively binding upon the Partners. The fees and expenses involved in such a decision shall be borne by the unsuccessful Partner (and if both Partners are partially unsuccessful, the accountants shall apportion the fees and expenses between the parties based on the degree of success of each Partner).

         C. In addition, notwithstanding the provisions of clause A(iii)(b) of this Section 6.03, if any such proposed refinancing shall be non-recourse, unguaranteed (or if, in spite of the General Partner's best efforts, it is not possible to obtain non-recourse and unguaranteed financing, recourse or guaranteed financing) and on terms and at an interest rate which are commercially reasonable for the type of property and the location thereof, if the Limited Partner shall fail to approve the same, then the Limited Partner shall be obligated to lend or to cause here to be lent to the Partnership by any person, firm or corporation, including the Limited Partner, any amount not less than the proposed refinancing on the same or better terms. If there shall be a dispute as to whether the terms of the financing proposed by the Limited Partners shall in fact be the same as or better than those of the financing proposed by the Limited Part-ner, then, pending resolution of such dispute, the General Partner shall have the authority, without the Limited Partner's Consent, to obtain any necessary interim financing. The Limited Partner shall notify the General Partner of whether it approves or disapproves of any such proposed refinancing within ten
(10) business days after notice thereof from the General Partner. Failure to respond within such period shall be deemed to constitute approval by the Limited Partner. In addition, if the Limited Partner shall fail to approve any proposed refinancing required in connection with the repayment of any outstanding balance of any loan on maturity or accelerated due date, then, provided that the General Partner shall have notified the Limited Partner of the terms of the proposed refinancing not less than one hundred eighty (180) days prior to the date on which such prior loan shall be due, or such shorter period as may be reasonable if such due date shall be accelerated by the Lender, the Limited Partner shall be obligated to lend, or cause there to be lent, an amount sufficient to repay such outstanding balance not less than one hundred twenty (120) days prior to the date on which the same shall be due.

         6.04 Additional Limitations. The General Partner shall not be entitled to:

              (A) cause the Partnership to make loans to, or accept loans from (other than on commercially reasonable terms), the General Partner or its Affiliates; or

              (B) accept rebates, subject to Section 6.05, or engage in any reciprocal business arrangements which would violate this Section.

         6.05 Business with Affiliates. Except as provided in Section 6.04 hereof, the General Partner may cause the Partnership to transact business with any of its Affiliates for goods or services reasonably required in the conduct of the Partnership's day-to-day business, provided that any such transaction shall be effected only if:

              (A) The Limited Partner shall have Consented to such transaction;
or

              (B) The following conditions shall have been complied with:

              (i) the transaction is on terms competitive with those that may be obtained from unaffiliated Persons;

              (ii) any and all such transactions are disclosed to all Partners; and

              (iii) any goods or services provided by the General Partner or its Affiliates to the Partnership shall be pursuant to a written contract which sets forth the goods and services to be provided and the compensation to be paid, and shall be terminable without cause or penalty upon sixty (60) days' Notice.

         6.06 Liability for Acts and Omissions.

              (A) The General Partner shall not be liable, responsible or accountable in damages or otherwise to any of the Partners for any act or omission performed or omitted in good faith on behalf of the Partnership and in a manner reasonably believed to be within the scope of the authority granted by this Agreement and in the best interests of the Partnership, but shall be so liable, responsible or accountable for fraud, gross negligence, willful misconduct or any material breach of its fiduciary duty with respect to such acts or omissions.

              (B) The General Partner shall be indemnified and held harmless by the Partnership (but not any Partner) from and against any and all claims, demands, liabilities, costs, damages and causes of action of any nature whatsoever arising out of or incidental to the

General Partner's management of the Partnership affairs, except where the General Partner has committed fraud, gross negligence or willful misconduct.

              The indemnification authorized by this Section 6.06 shall include, without limitation, payment of:

              (i) reasonable attorneys' fees or other expenses incurred in connection with settlement or in any legal proceeding; and

              (ii) the removal of any liens affecting any property of the indemnitee.

         The indemnification rights contained in this Section 6.06 shall be cumulative of, and in addition to, any and all rights, remedies, and recourses to which the General Partner shall be entitled, whether pursuant to the provisions of this Agreement, at law, or in equity. Indemnifications hereunder shall be made from Partnership Assets as an expense of the Partnership and no general partner or limited partner(s) shall be personally liable to any indemnitee.

         6.07 Other Activities. Except as provided in Section 6.05 hereof, the Partners and their Affiliates may engage in or possess an interest in other business ventures of every nature and description for their own account, independently or with others, including, without limitation, real estate business ventures, whether or not such other enterprises shall be in competition with any activities of the Partnership; and neither the Partnership nor the other Partners shall have any right by virtue of this Agreement in and to such independent ventures or to the income or profits derived therefrom.

         6.08 Classification as a Partnership. In conducting the operation of the Partnership, the General Partner shall at no time engage in any conduct that might cause the Partnership not to be classified for Federal income tax purposes as a partnership but as an association taxable as a corporation.

         6.09 Net Worth of General Partner. The General Partner hereby covenants and agrees that it shall at all times have sufficient assets and net worth, exclusive of its Interest, to permit the Partnership to be taxed as a "partnership" and not as an association taxable as a corporation for Federal income tax purposes under the provisions of the Code and the regulations promulgated hereunder and in compliance with any requirements imposed by the IRS.

         6.10 Management. The General Partner will exercise good faith in all activities relating to the conduct of the business of the Partnership, and will take no action with respect to the business or assets of the Partnership which is not reasonably related to the achievement of the purposes of the Partnership.

                                   ARTICLE VII

                          WITHDRAWAL OF GENERAL PARTNER

         7.01 Assignment or Withdrawal by a General Partner. No general partner of the Partnership may sell, transfer, assign or otherwise dispose of, or pledge, hypothecate or otherwise encumber (collectively, "Transfer") its Interest, in whole or in part, or withdraw from the Partnership, except as permitted by this Article, Section 4.04(C) and Section 14.08 hereof.

         7.02 Involuntary Withdrawal of a General Partner. In the event of the involuntary withdrawal of a general partner due to death, disability, Bankruptcy, dissolution or legal incapacity, such general partner shall immediately cease to be a Partner and the Partnership shall purchase the Interest of such Partner for an amount payable in cash equal to its fair market value. For purposes of determining the fair market value under this Section, the provisions of Section 14.08 hereof shall apply.

         7.03 Obligations of a Prior General Partner. If any general partner withdraws or is removed from the Partnership under Sections 7.02 or 7.08 hereof it shall remain liable for all obligations and liabilities incurred by it as a general partner before the effective date of such event and shall be liable for all damages and costs to the Partnership, the General Partner (and any new general partner) and the Limited Partner (and any Substitute Limited Partner) as a result of such sale, transfer, assignment, withdrawal or removal.

         7.04 Remaining General Partner. Upon the death, disability, Bankruptcy, dissolution, legal incapacity or removal of a general partner, the remaining general partner, if any, (i) shall immediately give Notice to the Limited Partner of such event, (ii) shall serve as the General Partner of the Partnership, and (iii) shall continue the business of the Partnership. Upon the death, disability, Bankruptcy, dissolution, legal incapacity or removal of the sole remaining general partner, or the Transfer by the sole remaining general partner of its Interest, a Person selected by the Limited Partner shall (i) serve as the General Partner of the

Partnership, and (ii) continue the business of the Partnership if the Partnership is reconstituted under Article XII.

         7.05 Removal of General Partner.

              (A) The General Partner may be removed by the Limited Partner for fraud, willful misconduct, gross negligence or material breach of fiduciary duty.

              (B) Upon receipt of Notice from the Limited Partner seeking the removal of the General Partner pursuant to Section 7.05(A), and specifying the cause for such removal, the General Partner shall have the right within 20 calendar days of the date of receipt of such Notice to cure the alleged default or, if such breach cannot reasonably be cured in such period, to commence efforts to cure and diligently prosecute such cure. Should such cure not be so made or efforts commenced, then, unless the General Partner disputes such removal and within the 20-day period provides Notice to the Limited Partner of its intention to commence arbitration pursuant to Section 14.12 of this Agreement, the General Partner shall immediately cease to be a general partner and shall no longer have the powers and authorities conferred on it as general partner as to the operation of the Partnership business and the General Part-ner's Interest shall be converted into that of a special limited partner ("Special Limited Partner") and shall be entitled to all profits, losses, gains, distributions and other credits and charges to which the General Partner was entitled under this Agreement, but shall not be entitled to vote with the Limited Partner or the Substitute Limited Partner(s) upon any matter which requires the consent or approval of the Limited Partner or the Substitute Limited Partner(s) under this Agreement. Promptly after such conversion, the Limited Partner shall file, or cause there to be filed, an amendment to the Certificate of Limited Partnership of the Partnership, indicating such conversion. The General Partner hereby makes, constitutes and appoints the Limited Partner, and/or its authorized officers, agents, successors or assigns, its true and lawful attorney-in-fact with full power and authority in its name, place and stead to make, execute, sign, acknowledge, deliver, file and record any such amendment. The General Partner shall remain liable for all liabilities and obligations of the Partnership incurred or arising out of Partnership operations during the time it was the General Partner, but shall be free from liability in respect of obligations and liabilities incurred or arising out of operations thereafter, unless the Partnership is dissolved as a consequence of the act of the General Partner by law or by the provisions of this Agreement.

         7.06 Successor General Partner. A Person shall be admitted as a general partner only if the following terms and conditions are satisfied:

              (A) the admission of such Person shall have been Consented to by any other general partner(s) and by the Limited Partner;

              (B) the Person shall have accepted and agreed to be bound by all the terms and provisions of this Agreement by executing a counterpart thereof and such other documents or instruments that may be required or appropriate in order to effect the admission of such Person as a general partner;

              (C) a certificate evidencing the admission of such Person as a general partner shall have been filed for recordation;

              (D) if the successor general partner is a corporation, it shall have provided counsel for the Partnership with a certified copy of a resolution of its Board of Directors authorizing it to become a general partner; and

              (E) except in connection with a transfer pursuant to Section 14.08 hereof, counsel for the Partnership shall have rendered an opinion that none of the actions taken in connection with such transfer or admission will cause a termination of the Partnership pursuant to Section 708 of the Code, which opinion can be waived by the remaining general partner(s) and the Limited Partner.

         7.07 Additional Limitation on Transferability. Anything to the contrary in this Agreement notwithstanding, except in connection with a transfer pursuant to Section 14.08 hereof, no general partner may Transfer its Interest, in whole or in part, if such Transfer will cause a termination of the Partnership pursuant to Section 708 of the Code, and any Transfer in violation of the provisions hereof shall be void.

         7.08 Permitted Assignments by the General Partner. Notwithstanding anything contained herein to the contrary, the General Partner shall have the right, upon compliance with the provisions of Section 7.06(B)-(E) but subject to the provisions of Section 7.07, to assign its entire Interest to an Affiliate. In addition, the General Partner shall have the right, from time to time, upon compliance with the provisions of Section

7.06(B) and (E) and subject to the provisions of Sections 4.04(C) and 7.07, to assign a portion or portions of its Interest, not to exceed 65 2/3% in the aggregate, to Affiliates, to Leonard Stern, members of his immediate family or trusts for the benefit of Leonard Stern or members of his immediate family, and to charitable foundations established by Leonard Stern, provided, however, that no such assignee shall be deemed to be a general partner but rather a Special Limited Partner, and shall be entitled to all profits, losses, gains, distributions and other credits and charges to which the General Partner was entitled under this Agreement and which are allocable to the portion of the Interest so transferred, but shall not be entitled to vote with the Limited Partner or the Substitute Limited Partner(s) upon any matter which requires the consent or approval of the Limited Partner or the Substitute Limited Partner(s) under this Agreement and provided further that each such assignee shall consent in writing to its Interest being pledged to secure the obligations of the General Partner in accordance with Section 4.04(C) hereof. In addition, upon compliance with the provisions of Section 7.06(B) and (E) and subject to the provisions of Sections 4.04(C) and 7.07, in the event of the death of Leonard Stern, the General

Partner may transfer its entire Interest to the Estate of Leonard Stern (the "Estate") in connection with the dissolution of the General Partner and the transfer of its assets to the Estate, provided that the Estate shall have a net worth not less than the General Partner's immediately prior to such transfer, the Estate shall acknowledge all claims against, and obligations of the General Partner, including, without limitation, the Guarantee, of even date hereof, by the General Partner for the benefit of the Limited Partner, and the Estate shall insure that there shall be a continuity of management of the Partnership and the Properties.

         Nothing contained herein shall be deemed to limit any rights the General Partner may have to pledge its Interest, subject, however, to its prior pledge pursuant to Section 4.04(C) hereof.

                                  ARTICLE VIII

                   RIGHTS AND OBLIGATIONS OF THE LIMITED PARTNER

         8.01 Management of the Partnership. The limited Partner shall not take part in the management or control of the business of the Partnership or transact any business in the name of the Partnership. The Limited Partner shall not have the power or authority to bind the Partnership or to sign any agreement or document in the name of the Partnership. The Limited Partner shall not have any power or authority with respect to the Partnership, except insofar as the Consent of the Limited Partner shall be expressly required by this Agreement. The exercise of any of the rights and powers of the Limited Partner pursuant to the terms of this Agreement shall not be deemed taking part in the day-to-day affairs of the Partnership or the exercise of control over Partnership affairs.

         8.02 Limitation on Liability. The liability of the Limited Partner shall be limited hereunder to its Interest as and when it is payable under the provisions of this Agreement. The Limited Partner shall not have any other liability to contribute money to the Partnership, nor shall the Limited Partner be personally liable for any obligations of the Partnership. Nothing contained in this paragraph is intended to alter the provisions of any applicable state statutes regarding limitations on the liability of limited partners.

         8.03 Power of Attorney.

              (A) The Limited Partner hereby makes, constitutes and appoints the General Partner, and/or its authorized officers, agents, successors or assigns, its true and lawful attorney-in-fact with full power and authority in its name, place and stead to make, execute, sign, acknowledge, deliver, file and record at the appropriate public offices such documents as may be necessary or appropriate to carry out the provisions of this Agreement, including the following with respect to the Partnership:

              (i) the certificate of limited partnership of the Partnership, and all certificates, other agreements and amendments thereto, which the General Partner reasonably deems necessary to continue the Partnership as a Limited Partnership in each jurisdiction in which the Partnership conducts business;

              (ii) all instruments which the General Partner reasonably deems necessary to effect any sales or transfers by, or the dissolution and liquidation of, the Partnership or to reflect a change or modification of the Partnership, all made in accordance with the terms of this Agreement; or

              (iii) all such other instruments as may be reasonably deemed necessary or desirable by the General Partner to carry out fully the provisions of this Agreement in accordance with its terms, or to manage and operate the Properties in the ordinary course of business (provided however, that nothing herein contained shall be deemed to supersede any limitations specifically imposed on the General Partner by any provision of this Agreement, including, without limitation, those limitations which are contained in Sections 6.03 and 6.04 hereof).

              (B) The foregoing power of attorney is hereby declared to be irrevocable and coupled with an interest, and it shall survive the Bankruptcy, legal disability, dissolution or cessation to exist as a legal entity of the Limited Partner to the fullest extent permitted by law and extend to its heirs, executors, personal representatives, successors and assigns, and the transfer or assignment of all or any part of the Interest of such Partner; provided, however, that if the Limited Partner transfers all or any part of its Interest, the foregoing power of attorney of the transferor Limited Partner shall survive such transfer only until such time as the transferee shall have been admitted to the Partnership as a Substitute Limited Partner and all required documents and instruments shall have been duly executed, filed and recorded to effect such substitution.

              (C) The power of attorney granted to the General Partner shall not apply to Consent of the Limited Partner provided for in this Agreement unless any specific time period set forth herein in connection with the granting or denying of such consent shall have expired.

              (D) The Limited Partner further agrees to execute any and all documents or instruments referred to in this Section 8.03 if the provisions of the Act render ineffective the power of attorney granted hereunder.

         8.04 Admission of Additional Partners. Except as provided in this Agreement, no new partners may be admitted to the Partnership without the Consent of all of the Partners. The admission of additional partners is further subject to the condition that each such additional partner execute this Agreement or an appropriate supplement hereto pursuant to which he agrees to be bound by the terms and provisions hereof. The admission of an additional partner pursuant hereto shall not be cause for dissolution of the Partnership.

                                   ARTICLE IX

                     TRANSFER OF LIMITED PARTNERSHIP INTERESTS

         9.01 No Unpermitted Transfers. The Limited Partner may not sell, assign, transfer or otherwise dispose of, or pledge, hypothecate or otherwise encumber his Interest, or any part thereof, except as permitted in this Article IX and Sections 14.08 and 14.13 hereof, and any transaction in violation of this
Article IX and Section 14.08 hereof shall be null and void as against the Partnership, except as otherwise provided by law.

         9.02 Assignment by Limited Partner.

              (A) The Limited Partner may assign its Interest, in whole or in part, by an executed and acknowledged written instrument only if all of the following conditions are satisfied:

                   (i) the assignor and assignee file a notice of transfer with the General Partner which contains the information reasonably required by the General Partner; and

                   (ii) any reasonable costs of transfer shall have been paid to the Partnership; and

                   (iii) the General Partner shall have Consented to the assignment, which Consent may be granted or withheld in its sole discretion.

              (B) Any such assignment shall be recognized by the Partnership as effective only on the first day of the calendar month following receipt by the Partnership of such notice of the proposed assignment and satisfaction of the aforementioned conditions.

              (C) If an assignee of a Limited Partner does not become a Substitute Limited Partner pursuant to Section 9.03, the Partnership shall not recognize the assignment, and the assignee shall not have any rights to require any information on account of the Partnership's business, inspect the Partnership's books or vote on Partnership matters.

              (D) Notwithstanding anything contained herein to the contrary, upon compliance with the provisions of clauses (i) and (ii) of Paragraph (A) of this Section, the Limited Partner, or any limited partner, or Special Limited Partner, shall have the right to assign its Interest, in whole or in part, to an Affiliate.

         9.03 Substitute Limited Partner.

              (A) An assignee of the whole or any portion of the Limited Partner's Interest in accordance with Section 9.02 shall have the right to become a Substitute Limited Partner in place of its assignor only if all of the following conditions are satisfied:

                   (i) the fully executed and acknowledged written instrument of assignment which has been filed with the Partnership sets forth a statement of the intention of the assignor that the assignee become a Substitute Limited Partner in his place;

                   (ii) the assignee executes, adopts and acknowledges this Agreement, and a certificate evidencing the admission of such Person as a Substitute Limited Partner shall have been filed for recording;

                   (iii) any reasonable costs of transfer shall have been paid to the Partnership;

                   (iv) the assignee meets the investment requirements which may be established by the General Partner for investment in the Partnership; and

                   (v) the General Partner shall have Consented to the substitution, which Consent may be granted or withheld in its sole discretion.

              (B) The General Partner may elect to treat an assignee who has not become a Substitute Limited Partner as a Substitute Limited Partner in the place of its assignor.

         9.04 Involuntary Withdrawal by Limited Partner.

              (A) Upon the Bankruptcy, dissolution or other cessation to exist as a legal entity of the Limited Partner, at the election of the General Partner, the Limited Partner shall immediately cease to be a Partner and the Partnership shall purchase the Interest of the Limited Partner for an amount payable in cash equal to its fair market value. For purposes of determining the fair market value under this Section, the provisions of Section 14.08 hereof shall apply.

              (B) The Bankruptcy, dissolution or cessation to exist as a legal entity of the Limited Partner shall not dissolve or terminate the Partnership.

         9.05 Additional Limitation on Transferability. Anything to the contrary in this Agreement notwithstanding, the Limited Partner may not Transfer its interest, in whole or in part, if such Transfer will cause a termination of the Partnership pursuant to Section 708 of the Code, and any Transfer in violation of the provisions hereof shall be void.

                                    ARTICLE X

                           DISSOLUTION AND LIQUIDATION

         10.01 Dissolution. Unless sooner terminated in accordance with its terms, the Partnership shall be dissolved upon the occurrence of any one of the following:

              (A) an election to dissolve the Partnership is made by the General Partner with the Consent of the Limited Partner;

              (B) the sale, exchange or other disposition of all, or substantially all, of Partnership Assets;

              (C) subject to the provisions of Article VII, the death, disability, Bankruptcy, dissolution, legal incapacity, removal or withdrawal of the sole remaining general partner or the sale, transfer or assignment, pursuant to Section 7.01 or 7.08 hereof, by the sole remaining general partner of its Interest;

              (D) the occurrence of the date set forth in Section 1.05;

              (E) the tenant under the Leases shall elect pursuant to the provisions of Section 38.12 of the Office Lease to terminate the Leases; or

              (F) any other event causing dissolution of the Partnership under the Act.

         10.02 Liquidation of Partnership Assets. In the event of a dissolution of the Partnership and the failure of the Partnership to be reconstituted under

Article XI, the Partnership shall be terminated. Upon such termination, a full accounting of the assets and liabilities shall be taken, the assets shall be liquidated, and the Capital Proceeds thereof shall be applied as follows:

              (a) All liabilities and obligations of the Partnership, other than liabilities and obligations to the Partners as Partners under this Agreement, shall be paid or provided for (whether by such reserve as the Liquidator shall deem appropriate or otherwise);

              (b) All liabilities and obligations of the Partnership to the Partners shall be paid or provided for (whether by such reserve as the Liquidator shall deem appropriate or otherwise) in the following order of priority:

              (i) to the repayment of the outstanding principal balance of the Operating Deficit Loan, the Deficit Capital Contributions, the Limited Partner Loan and the Additional Capital Contributions, on a pari passu basis, including interest accrued thereon; and

              (c) After allocation of all income, gains and losses in accordance with Article 5, to the Partners in accordance with the positive balances in their Capital Accounts.

                                   ARTICLE XI

                                 RECONSTITUTION

         11.01 Reconstitution. Notwithstanding any dissolution of the Partnership under Section 10.01(C) or (F), the business of the Partnership shall be continued with the Partnership property and the Partnership assets shall not be liquidated and the Partnership automatically shall be reconstituted with the remaining general partner or substituted general partner acting as the General Partner.

         If the Partnership is dissolved and no general partner is then serving in accordance with the provisions of Article VII, a successor Person may be admitted within ninety (90) days after a dissolution, effective as of the date of dissolution, as general partner with the Consent of the Limited Partner and upon the satisfaction of the terms and conditions set forth in Section 7.07 hereof. Upon the admission of such Person as a successor general partner, without any further Consent or approval of any other Partner, the Partnership shall be reconstituted as a Successor Limited Partnership.

         11.02 Continuation of Business. The Successor Limited Partnership shall continue the business of the Partnership with the Partnership property. The Interests of the Partners in the Successor Limited Partnership shall be in proportion to their Interests in the dissolved Partnership. Such Successor Limited Partnership shall be governed by the terms and provisions of this Agreement and references in this Agreement to the Partnership or to the Partners or their rights and obligations shall be understood to comprehend such Successor Limited Partnership and the Partners thereof and their rights and obligations.

                                   ARTICLE XII

                             ACCOUNTING AND REPORTS

         12.01 Books and Records. The General Partner shall maintain at the office of the Partnership full and accurate books of the Partnership showing all receipts and expenditures, assets and liabilities, profits and losses, and all other books, records and information required by the Act or necessary for recording the Partnership's business and affairs. The Partnership's books and records shall be maintained in accordance with the accrual method of accounting. All Partners and their duly authorized representatives shall have the right to inspect and copy at their expense any and all of the Partnership's books and records, including books and records necessary to enable a Partner to defend any tax audit or related proceeding, during reasonable business hours, upon two (2) business days' Notice to the General Partner.

         12.02 Annual Tax Returns. The General Partner shall cause the Partnership Accountants to prepare all tax returns required of the Partnership. The General Partner shall be the "tax matters partner" of the Partnership, as that term is defined in Section 6231(a)(7) of the Code. The General Partner shall be responsible for the preparation of filing of any tax shelter registration documents, if applicable, that may be required in Section 6111 of the Code. Notwithstanding the foregoing, however, the General Partner agrees that the first tax return filed after completion of the Improvements shall be subject to review by the Limited Partner. The Limited Partner shall notify the General Partner of any objections it may have thereto within fifteen (15) business days after receipt of such return. If the Limited Partner and the General Partner shall thereafter be unable to agree, such dispute shall be submitted to one of the so-called "big eight" accounting firms for resolution in accordance with the provisions of Paragraph 4(c) of the Lease Acquisition Agreement.

         12.03 Reports to Partners. As soon as practicable after the end of each Fiscal Year, the General Partners shall cause the Partnership Accountants to furnish the Partners with reports containing at least the following information:

              (A) By each March 15, as the same may be extended as a result of an extension pursuant to clause (B) of this Section 12.03, IRS Form K-1, or any similar form as may be required by the IRS, stating the Partner's distributive share of income, gain, loss, deduction or credit for the previous Fiscal Year;

              (B) By each April 15, as the same may be extended by the Partnership pursuant to requests to extend the date on which it must file its Federal income tax forms, an unaudited balance sheet and related statements of income, cash flow and Partners' capital and changes in financial position certified by an officer of the General Partner;

              (C) By each April 30:

                   (i) any information which the General Partner deems relevant or is required by applicable law; and

                   (ii) a report of the activities of the Partnership during the previous Fiscal Year;

              (D) Within sixty (60) days after the end of each fiscal quarter,
(i) a summary, prepared by the General Partner, of all transactions during such fiscal quarter between the Partnership and the General Partner or its Affiliates, if any (including the nature of the transaction and the payments involved and any other information which the General Partner reasonably deems relevant or is required by applicable law), and (ii) an unaudited operating statement for such fiscal quarter.

         12.04 Partnership Funds. The General Partner shall have the responsibility for the safe-keeping and use of all funds and assets of the Partnership and the General Partner shall not employ such funds in any manner except for the benefit of the Partnership. All funds of the Partnership not otherwise invested shall be deposited in one or more accounts maintained in such banking institutions as the General Partner shall determine.

                                  ARTICLE XIII

                             AMENDMENTS AND MEETINGS

         13.01 Amendment Procedure. The amendment procedure is as follows:

              (A) amendments to this Agreement may be proposed by the General Partner or by the Limited Partner; and

              (B) a proposed amendment will be adopted and effective only if it receives the Consent of all the Partners.

              In the event all Partners Consent to any of the above changes, an amendment to this Agreement shall be executed and filed for recording in the manner prescribed by the Act.

         13.02 Meetings and Voting.

              (A) Meetings of Partners may be called by the General Partner or by the Limited Partner for informational purposes or for any purpose permitted by this Agreement. The General Partner shall give all Partners Notice of the purpose of such proposed meeting not less than fifteen (15) nor more than sixty
(60) days before the meeting. Meetings shall be held at a time and place reasonably selected by the General Partner.

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
              (B) The General Partner may solicit required Consents of the Limited Partner under this Agreement at a meeting held pursuant to Section 13.02(A) or by written ballot.

                                   ARTICLE XIV

                                  MISCELLANEOUS

         14.01 Title to Partnership Property. All Partnership Assets shall be deemed to be owned by the Partnership as an entity, and no Partner, individually shall have any ownership interest in such property.

         14.02 Validity. Each provision of this Agreement shall be considered separate and, if for any reason, any provision(s) which is not essential to the effectuation of the basic purposes of this Agreement is determined to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not impair the operation of or affect those provisions of this Agreement which are otherwise valid, except that if the provisions of
Section 8.02 hereof shall be determined to be invalid, illegal or unenforceable, this Agreement shall be deemed to be void and of no further force or effect.

         14.03 Applicable Law. This Agreement, and the application or interpretation thereof, shall be governed exclusively by its terms and by the laws of the State of New Jersey.

         14.04 Binding Agreement. This Agreement and all terms, provisions and conditions hereof shall be binding upon the parties hereto, and shall inure to the benefit of the parties hereto and, except as otherwise provided herein, to their respective heirs, executors, personal representatives, successors and assigns.

         14.05 Waiver of Action for Partition. Each of the parties hereto irrevocably waives during the term of the Partnership any right that it may have to maintain any action for partition with respect to any Partnership Assets.

         14.06 Headings. All section headings in this Agreement are for convenience of reference only and are not intended to qualify the meaning of any section.

         14.07 Terminology. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders, the singular shall include the plural, and vice versa, as the context may require.

         14.08 Right of First Offer.

              (A) Any Partner (the "Sending Partner"), at any time, may give notice (the "Selling Notice") to the other Partners (the "Receiving Partners") of its desire to sell its Partnership Interest. At any time within sixty (60) days after receipt of the Selling Notice, the Receiving Partners each shall either:

                   (i) elect, by notice to the Sending Partner, to purchase or to cause its designee to purchase the Partnership Interest of the Sending Partner; or

                   (ii) elect not to purchase or to cause its designee to purchase the Partnership Interest of the Sending Partner.

              (B) If one or more Receiving Partner shall elect to purchase the Partnership Interest of the Sending Partner, then:

                   (i) the purchase price (the "Purchase Price") of such interest shall be an amount equal to that which the Sending Partner would have been entitled to receive if the Properties were sold at the Fair Market Value, all liabilities of the Partnership, including non-recourse liabilities with respect to the Properties were to be satisfied and the Partnership were to be dissolved and liquidated pursuant to the terms of Article X hereof;

                   (ii) the Purchase Price will be paid either in cash or, at the election of any of the Receiving Partners, by delivery of a purchase money note in the principal amount of the Purchase Price, which note will be secured by either a collateral assignment of leases and rents or a second mortgage, and which note shall have a term of three (3) years, prepayable in full at any time without penalty and with interest only payable during such term, at a rate computed and payable monthly on the basis of a fraction, the denominator of which is 360 and the numerator of which is the number of days in the billing period, equal to the Prime Rate in effect as of the first day of the month preceding the month in which an installment of interest is due; and

                   (iii) the Sending Partner shall be removed immediately from the Partnership and the Sending Partner shall not be entitled to receive any distributions in connection therewith.

              (C) Upon determination of the Fair Market Value, each Receiving Partner shall have the option, to be exercised within ten (10) business days after determination of the Fair Market Value, to rescind its election to purchase or to cause its designee to purchase the Partnership Interest of the Sending Partner, in which event the provisions of Paragraph (D) of this Section 14.08 shall be deemed to apply.

              (D) If no Receiving Partner shall elect to purchase or to cause its designee to purchase the Partnership Interest of the Sending Partner, or if all Receiving Partners shall rescind their election to purchase or to cause their designee to purchase the Partnership Interest of the Sending Partner, then, upon compliance with the provisions of Sections 7.06(B)-(D) and 9.02(A)(i)-(ii) and subject to the provisions of Sections 7.07 and 9.05, as the case may be, the Sending Partner may assign its entire Interest to a third party for a purchase price, in the case of such a rescission, of not less than 95% of the price which the Receiving Partners would have paid if they had not so rescinded its election to purchase. In addition, in either event, if the Sending Partner shall not have assigned its interest within six (6) months after the Receiving Partners either shall have elected not to purchase or shall have rescinded their election, then, prior to assigning its interest to a third party, it shall once again offer its Interest to the Receiving Partners pursuant to this Section 14.08.

              (E) If more than one Receiving Partner shall elect to purchase the Sending Partner's Interest, then such Interest and the Purchase Price shall be allocated among such Receiving Partners in the proportion that their Interests bear to each other.

              (F) For the purposes of this Section 14.08, "Fair Market Value" shall be deemed to mean the amount which a willing buyer would pay and a willing seller would accept, neither under a compulsion to buy or sell, as a purchase price, in cash, for the Interest of the Sending Partner. If there shall be a dispute between the Sending Partner and the Receiving Partners as to the fair market value of the Interests of the Sending Partner, each shall select and notify the other of the name and address of an appraiser who is a member of the American Institute of Appraisers of the National Association of Real Estate Boards (a "MAI Appraiser") (provided, however, that if there shall be more than one limited partner, then the Limited Partner, acting in its sole discretion, shall select an MAI Appraiser to act for all the limited partners). If one of the parties shall fail to give Notice to the other party within five (5) days thereafter, specifying the name and address of a MAI Appraiser designated by it, then the appraiser chosen by the other party shall make the determination alone. If two appraisers have been designated, each appraiser shall promptly, within fifteen (15) days after the designation by each party, make a separate appraisal determining the then Fair Market Value of the Interest of the Sending Partner, using the standard set forth above, and each shall deliver to each other and both the parties a copy of their appraisals, each of which shall include therein all factors considered in reaching the fair market value of the Interest of the Sending Partner. Such two appraisers shall meet twenty (20) days after receipt of each other's determination, to confer with each other and to attempt to reach agreement on the Fair Market Value of the Interest of the Sending Partner. If such appraisers shall concur as to the determination of the Fair Market Value of the Interests, such concurrence shall be final and binding upon the parties. If such appraisers shall fail to concur, then they shall immediately designate a third MAI Appraiser. If the two appraisers shall fail to agree upon the designation of such third appraiser within five (5) days, then either party on behalf of both may apply to the American Arbitration Association for the designation of such third MAI Appraiser. The third appraiser shall conduct such hearings and investigations as he may deem appropriate and shall, within ten (10) days after the date of his designation determine the Fair Market Value of the Interest of the Sending Partner, which determination in no event shall be higher than that of the appraiser of the Sending Partner or lower than that of the appraiser of the Receiving Partners. In making this determination, the third appraiser shall use as a standard for determining Fair Market Value the standard set forth in this
Section 14.08. The two determinations closest to each other shall then be averaged and such average shall be binding upon the parties. Each party shall pay its own counsel fees and expenses, if any, in connection with any appraisal under this Section, including the expenses and fees of any MAI Appraiser selected by it in accordance with the provisions of this Section, and the parties shall share equally all other expenses and fees of such appraisal. The determination rendered in accordance with the provisions of this Section shall be final and binding in fixing Fair Market Value. For purposes of this Section, a MAI Appraiser shall be one who is independent, impartial and who shall have had at least ten (10) years experience in valuations of properties of the character and in the same general area as the Properties.

         14.09 General Partner Representations. The General Partner represents and warrants to the Partnership that:

               (A) General Partner is a corporation duly formed and validly existing in good standing under the laws of the State of New York, and will be duly registered or qualified to conduct business in each jurisdiction or place in which the conduct of its business legally requires such registration or qualification;

               (B) The execution, delivery and performance of this Partnership Agreement by the General Partner and the consummation of the transactions contemplated hereby have been authorized by all requisite action by or with respect to the General Partner, and this Partnership Agreement, when executed by the General Partner, will constitute a valid and binding obligation of the General Partner, enforceable against the General Partner in accordance with its terms, subject to bankruptcy laws, and laws affecting creditors rights severally;

               (C) The General Partner is not in violation of its certificate of incorporation or bylaws or in default in any material respect in the performance of any material agreement to which the General Partner is a party or bound. The execution, delivery and performance of this Partnership Agreement by the General Partner, and the fulfillment by the General Partner of the terms herein set forth and the consummation by the General Partner of the transactions herein contemplated, will not conflict with or constitute a breach of, or default in a material way under, the certificate of incorporation or bylaws of the General Partner, or any other material agreement or instrument to which the General Partner is a party or bound, or any law;

              (D) The Land is properly zoned for the completion of the Improvements, and the Improvements, as designed, will comply with all applicable zoning, environmental and other governmental laws, regulations and ordinances;

              (E) As of the date hereof, the Properties are not subject to any contract, agreement or other instrument which will be binding upon the Partnership, or otherwise affects the Properties, other than the Ground Leases, the Leases, the Hartz Lease and the Reciprocal Construction Operation and Easement Agreement, to be entered into substantially in the form of the draft dated March 5, 1986, between the General Partner and the Township of Weehawken and such other agreements as are set forth on the Title Insurance Commitment No. 819-055303, issued by Commonwealth Land Title Insurance Company (the "Title Commitment");

              (F) Attached hereto as Exhibit "D" is a true and complete list of all contracts, agreements and other instruments (including, without limitation, all policies of insurance affecting the Properties), which the General Partner has executed in connection with the Properties, other than any contracts or subcontracts executed in connection with the construction of the Improvements; the General Partner has performed all of its obligations under all of said documents and no event of default exists under any of said documents, nor does any event exist which, with the giving of notice, or passage of time, or both, would constitute an event of default thereunder (or, with respect to policies of insurance, cause the cancellation thereof); neither the execution and delivery of this Agreement, nor the assignment of said documents to the Partnership will cause any such event of default;

              (G) There are no actions, claims, suits, proceedings or investigations, either administrative or judicial, pending or affecting the Properties;

              (H) The General Partner is the sole owner of the Land, free and clear of all exceptions to title, except for those set forth in the Title Commitment.

              (I) The General Partner has received no notice of, and has no knowledge of, any pending or contemplated condemnation of the Land or any part thereof;

              (J) No person or entity has any right or option to acquire the Properties or any portion thereof;

              (K) The General Partner has not received any notice of any violations of any Federal, state, county or municipal law, ordinance, order, regulation or requirement with respect to the Properties;

              (L) At present, and at no time since the General Partner acquired the Land, have hazardous substances or wastes within the meanings of the Environmental Cleanup Responsibility Act (N.J.S.A. 13:1K-6 et seq.) and the Spill Compensation and Control Act (N.J.S.A. 59:10-23.11 et seq.) or other toxic or other hazardous material ("hazardous substances") been produced, refined, treated, disposed of or discharged at the Land and the General Partner has no knowledge that the Land was so used prior to the purchase of the Land. The

General Partner has at all times during its ownership of the Land properly disposed of all hazardous substances and wastes of any kind generated by the use of the Land. The General Partner has not received any letter or other communication, written or oral, from the New Jersey Department of Environmental Protection relating to the presence of hazardous substances at the Land;

              (M) There are no leases, subleases, licenses, franchises, concessions or other occupancy agreements of any nature whatsoever, oral or written, affecting the use or occupancy of any portion of the Properties and to which the Partnership will be bound other than the Ground Leases, the Leases, and the Hartz Lease; and

              (N) The most currently available real estate taxes and assessments for the Properties are set forth on Exhibit "E" annexed hereto, and all such real estate taxes and assessments which are due and payable have been paid.

         14.10 Counterparts. This Agreement may be executed in several counterparts, and all so executed shall constitute one Agreement, binding on all of the parties hereto, notwithstanding that all the parties are not signatories to the original or the same counterpart.

         14.11 Entire Agreement. This Agreement contains the entire understanding among the parties hereto and supersedes all prior written or oral agreements among them respecting the within subject matter, unless otherwise provided herein.

         14.12 Arbitration. Any Partner may at any time request arbitration, of any matter in dispute. The party requesting arbitration shall do so by giving notice to that effect to the other party, specifying in said notice the nature of the dispute, and said dispute shall be determined in Newark, New Jersey, by a single arbitrator, in accordance with the rules then obtaining of the American Arbitration Association (or any organization which is the successor thereto). The award in such arbitration may be enforced on the application of either party by the order or judgment of a court of competent jurisdiction. The fees and expenses of any arbitration shall be borne by the parties equally, but each party shall bear the expense of its own attorneys and experts and the additional expenses of presenting its own proof.

         14.13 Security Interest in Limited Partner's Interest. For a period of five (5) years commencing on the Fixed Rent Commencement Date (as such term is defined in the Leases) of each Lease, the Limited Partner hereby pledges and grants to the Partnership a security interest in its Interest, as security for its obligations as tenant under the Leases (provided that it shall not have been released from liability under the Leases prior to the expiration of such five (5) year period), and agrees that the Partnership shall have all of the rights and remedies of a secured party under the New Jersey Uniform Commercial Code (including the right to obtain a deficiency judgment against the Limited Partner) in respect to its Interest in the event of the failure of the Limited Partner to comply with its obligations as tenant in accordance with the provisions of the Leases. Subsequent to such five (5) year period (as the same may be decreased pursuant hereto), the Limited Partner shall have the right to pledge (such pledge shall not be deemed to affect any right the General Partner may have to Consent to any assignment of the Limited Partner's Interest pursuant to Section 9.02(A)(iii) hereof) its Interest to any third party.

         14.14 Financing, Transfer of Land. In connection with any financing secured by the Improvements or the Ground Leases, including, without limitation, the First Mortgage, the General Partner shall have the obligation, upon request by the Limited Partner, to subject its fee interest in the Land to any such secured financing, simultaneously with the closing of any such financing. In addition, in connection with any sale or transfer of any of the Properties, the Limited Partner shall have the obligation, upon request by the General Partner, to exercise its option pursuant to the Purchase Option Agreement to purchase up to a one-third interest in the fee interest in the Land simultaneously with the closing of such sale or transfer; provided, however, that in no event shall the Limited Partner be required to expend in connection with such purchase an amount in excess of the sums it will receive pursuant to Section 5.05 hereof as a result of such sale, less all amounts required to pay the Limited Partner's full federal, state and local tax liability in connection therewith, and provided further that if the General Partner shall make such request, then, simultaneously with the closing of such sale or transfer, the General Partner and the Limited Partner shall transfer title to the fee to the purchaser or transferee.

         14.15 Use of Certain Capital Proceeds by the Limited Partner. Notwithstanding anything contained herein to the contrary, if at any time during the term of this Agreement, and provided that the applicable Ground

Lease shall be in effect the Limited Partner shall receive any funds pursuant to
Section 5.05 hereof, then, within thirty (30) days after receipt of such funds, the Limited Partner shall use the same (less the amount of any Federal, state or local taxes that may be due from the Limited Partner in connection therewith) to purchase an interest in the fee (not to exceed a one-third interest in the aggregate) in accordance with the applicable Purchase Option Agreement. Thereafter, any amounts received by the Limited Partner as ground rent under the applicable Ground Lease shall be paid to the General Partner, to be held in a separate, interest-bearing escrow account and shall, together with any interest earned thereon, within thirty (30) days after the end of each fiscal quarter, be released from escrow by the General Partner and used by the Limited Partner (less the amount of any Federal, state or local taxes that may be due from the Limited Partner in connection therewith) to further purchase an interest in the fee (not to exceed a one-third interest in the aggregate) in accordance with the applicable Purchase Option Agreement. At such time as the Limited Partner shall have acquired a one-third interest in the fee of either portion of the Land, any funds received pursuant to Section 5.05 hereof or any ground rent received by the Limited Partners shall continue to be applied by the Limited Partner in accordance with this Section pursuant to the other Purchase Option Agreement. At such time as the Limited Partner shall have acquired a full one-third or more (other than pursuant to the Default Option (as such term is defined in the Purchase Option Agreements)) interest in the fee interest in the applicable portion of the Land, at the election of the General Partner or the Limited Partner, the applicable Ground Lease shall be terminated in accordance with the provisions thereof and the applicable Land conveyed to the Partnership.

         14.16 Limited Partner Representations. The Limited Partner represents and warrants to the Partnership that:

              (A) The Limited Partner is a corporation duly formed and validly existing in good standing under the laws of the State of Delaware, and will be duly registered or qualified to conduct business in each jurisdiction or place in which the conduct of its business legally requires such registration or qualification;

              (B) The execution, delivery and performance of this Partnership Agreement by the Limited Partner and the consummation of the transactions contemplated hereby have been authorized by all requisite action by or with respect to the Limited Partner, and this Partnership Agreement, when executed by the Limited Partner, will constitute a valid and binding obligation of the Limited Partner, enforceable against the Limited Partner in accordance with its terms, subject to bankruptcy laws, and laws affecting creditors rights severally; and

              (C) The Limited Partner is not in violation of its certificate of incorporation or bylaws or in default in any material respect in the performance of any material agreement to which the Limited Partner is a party or bound. The execution, delivery and performance of this Partnership Agreement by the Limited Partner, and the fulfillment by the Limited Partner of the terms herein set forth and the consummation by the Limited Partner of the transactions herein contemplated, will not conflict with or constitute a breach of, or default in a material way under, the certificate of incorporation or bylaws. of the Limited Partner, or any other material agreement or instrument to which the Limited Partner is a party or bound, or any law.

         IN WITNESS WHEREOF, this Agreement has been executed as of the day and year first above written.

                             GENERAL PARTNER:

                             HARTZ MOUNTAIN INDUSTRIES, INC.

                             By: /s/ Stephen M. Kelty
                                 -------------------------------------
                                 Stephen M. Kelty, Vice President

                             LIMITED PARTNER:

                             PAINE WEBBER, INC.

                             By: /s/ Rodger Parker
                                 -------------------------------------
                                 Rodger Parker, Senior Vice President

                                 Exhibit "A-1"

                           Data Processing Center Land

                           PROPOSED BLOCK 34C LOT 4.02
                              TOWNSHIP OF WEEHAWKEN
                            HUDSON COUNTY, NEW JERSEY

         Commencing at a point in the easterly line of Park Avenue, said point being N 21 degrees-21'-30"E, 1129.16 feet along the same from its intersection with the northerly line of 15th Street, all as shown on a map entitled "Subdivision of Lincoln Harbor Block 34C Lots 4, 5-1, 5 and Block 36D Lot 6C," and prepared by Azzolina & Feury Engineering Company, dated February 26, 1986, revised to March 19, 1986, and running; thence,

    A) N 21 degrees-21'-30" E, 86.70 feet along said property line to a point on curve; thence,

    B) Northeasterly, along the property line on a curve to the left having a radius of 1093.01 feet, said radial having a bearing of N 14 degrees-11'-23" W, through a central angle of 25 degrees-01'-56", an arc distance of 477.53 feet; thence,

    C) Departing said property line, S 7 degrees-48'-45" E, 55.40 feet to the point of beginning; thence,

         1)   N 38 degrees-28'-38" E, 476.59 feet to a point of nontangency;
              thence,

         2)   Southeasterly, along a curve to the right having a radius of
              360.00 feet through a central angle of 16 degrees-55'-38", an arc distance of 106.36 feet; thence

         3)   S 51 degrees-07'-50" E, 188.34 feet to a point of curvature;
              thence,

         4)   South and southwesterly on a curve to the right having a radius of
              40.00 feet through a central angle of 90 degrees-00'-00", an arc distance of 62.83 feet; thence,

         5) S 38 degrees-52'-10" W, 51.43 feet to a point of curvature; thence,

         6) Southwesterly, on a curve to the right having a radius of 328.57 feet through a central angle of 34 degrees-09'-59", an arc distance of 195.93 feet; thence

         7)   S 38 degrees-28'-38"W, 15.35 feet; thence,

         8)   S 73 degrees-55'-33"W, 16.49 feet; thence,

         9)   S 83 degrees-28'-38"W, 262.43 feet; thence,

         10) N 51 degrees-31'-22" W, 79.53 feet to the point or place of beginning.

         Containing 127,537 square feet (2.93 acres).

                                      A-1-2

                   [SURVEY OF SUBDIVISION OF LINCOLN HARBOR]

                                  Exhibit "A-2"

                             Operations Center Land
                              Property Description

         Commencing at a point in the easterly line of Park Avenue, said point being N 21 degrees-21'-30" E, 1129.16 feet along the same from its intersection with the northerly line of 15th Street, all as shown on a map entitled "Subdivision of Properties of Hartz Mountain Industries, Inc.," and prepared by Azzolina & Feury Engineering Company, dated February 27, 1986, revised to March 19, 1986, and running; thence,

    A) N 21 degrees-21'-30" E, 86.70 feet along said property line to a point on curve; thence,

    B) Northeasterly, along the property line on a curve to the left having a radius of 1093.01 and a radial bearing on N 14 degrees-11'-23" W through a central angle of 25 degrees-01'-56" for an arc distance of
         477.53 fee; thence,

    C)   Along said property line, N 38 degrees-30'-00" E, 550.05 feet; thence,

    D) Departing from said property line, S 50 degrees-33'-12" E, 86,23 feet to the point of beginning; thence,

         1)   N 38 degrees-52'-10" E, 383.37 feet to a point of curvature;
              thence,

         2) Northeasterly, on a curve to the right having a radius of 40 feet through a central angle of 90 degrees-00'-00" for an arc distance of 62.83 feet; thence

         3)   S 51 degrees-07'-50" E, 156.00 feet; thence,

         4)   S 38 degrees-52'-10" W, 286.00 feet; thence,

         5) Along the outer face of the wall of Tower 1, S 51 degrees-07'-50" E, 392.18 feet; thence

         6)   S 38 degrees-52'-10" W, 132.37 feet to a point of curvature;
              thence,

                                      A-2-1

         7) Southwesterly, on a curve to the right having a radius of 40 feet through a central angle of 90 degrees-00'-00" for an arc distance of 62.83 feet; thence,

         8)   51 degrees-07'-50" W, 513.18 feet to a point of curvature; thence,

         9) Northwesterly, on a curve to the right having a radius of 35 feet through a central angle of 90 degrees-00'-00" for an arc distance of 54.98 feet to the point or place of beginning.


Containing 156,420 square feet (3.59 acres).

                                      A-2-2

                   [SURVEY OF SUBDIVISION OF LINCOLN HARBOR]

                                  Exhibit "B"

                               Terms of Commitment

         Principal Amount:             $75,000,000

         Term: Minimum of 17 years, 6 months from the Commence-ment Date (as such term is defined in the Data Center
                                       Lease)

         Amortization Schedule:        11.979 constant

         Interest Rate:                11.25% or less per annum

         Security:                     Senior leasehold mortgage
                                       subordinated fee, no per-
                                       sonal liability

                                   Exhibit "C"

                                    Easements

         The easements granted pursuant to the Reciprocal Easement and Maintenance Agreement, dated of even date herewith, among the General Partner, the Partnership and the Partnership

                                  Exhibit "D"

          Contracts

NAME OF DOCUMENT              PARTIES                          DATE
----------------              -------                          ----
Cover Note Insurance     J.H. Minet & Co. Ltd and Hartz     May 1, 1985
Binder                   Mountain Industries, Inc., et al.

Liability Insurance      Firemen's Fund Insurance Company   June 17, 1985
Policy                   and Hartz Mountain Industries,
                         Inc., et al.

Property Coverage        The Aetna Casualty and Surety      May 1, 1983
Insurance Policy         Company and Hartz Mountain
                         Industries, Inc. et al.

                                  Exhibit "E"

                                      Taxes

 TOWNSHIP OF                                                                         SECOND HALF 1985
WEEHAWKEN, N.J.                                                       TAX BILL FOR    FIRST HALF 1986
-----------------------------------------------------------------------------------------------------
                                                                        DEDUCTIONS          NET TOTAL
  LAND     IMPROVEMENTS   EXEMPTION   ASSESSED VALUE   GROSS TAX    ------------------      1995 TAX
                                                                    SR. CIT.   VETERAN
-----------------------------------------------------------------------------------------------------
3514,1001    1485,900                  15,000,000     1021,500.00                         1021,500.00
-----------------------------------------------------------------------------------------------------
    34.C          E OF JCT RR BULKHEAD                              LESS 1ST HALF          572,625.00
      4           73.09 ACRES                  AC 001320            PREVIOUSLY BILLED
                                                                    ---------------------------------
     L5                                                             BALANCE OF 1985 TAX
                                                                    DISTRIBUTED TO 3rd &   448,875.00
                                                                    4th QUARTER OF 1985
                                                                    ---------------------------------
                                                                    ---------------------------------
                                                                    ESTIMATED TAX FOR
                                                                    1st HALF OF 1985 DIS-  510,750.00
                                                                    TRIBUTED TO 1st & 2nd
                                                                    QUARTER OF 1986
                                                                    ---------------------------------

                                                                        INSTRUCTIONS REVERSE SIDE

        HARTZ MOUNTAIN INDUSTRIES INC
        ONE HARMON PLAZA
        SECAUCUS, NJ 07094

Your Municipal officials have no control over School or County Taxes

                                THIS IS HOW YOUR TAXES ARE DISTRIBUTED
-----------------------------------------------------------------------------------------------------  TOWNSHIP OF WEEHAWKEN, N.J.
YOUR TAXES              LOCAL           LOCAL SCHOOL        REFUSE        HUDSON COUNTY                     2nd QUARTER 1986
                     GOVERNMENT                                                                          PAYABLE BY MAY 1, 1986
-----------------------------------------------------------------------------------------------------
1021,500.00          402,000.00          319,950.00       42,000.00         257,550.00                 B     34.C     AC 001820
TAX RATE PER 1,000                                                                                     L      4
ASSESSED VALUATION
     68.10               26.800              21.330           2.800             17,170
TOTAL TAXES TO
BE RAISED
7,929,422.30          3,120,676           2,484,313         325,000          1,999,433                 HARTZ MOUNTAIN
-----------------------------------------------------------------------------------------------------  INDUSTRIES INC
--------------------------------------------------  -------------------------------------------------  ---------------
    3rd QUARTER TAX           4th QUARTER TAX           1st QUARTER TAX           2nd QUARTER TAX      2nd QUARTER TAX
PAYABLE BY AUG. 1st 1985  PAYABLE BY NOV. 1st 1985  PAYABLE BY FEB. 1st 1986  PAYABLE BY MAY 1st 1986  ---------------
                                                                                                          255,375.00   -- PAY THIS
224,437.50                   224,437.50                    255,375.00               255,375.00         ---------------    AMOUNT
--------------------------------------------------  -------------------------------------------------  INTEREST
INTEREST                  INTEREST                  INTEREST                  INTEREST                    (59,587.50)
                                                                                   $195,787.50         ---------------
--------------------------------------------------  -------------------------------------------------  TOTAL             / /  CHECK
TOTAL                     TOTAL                     TOTAL                     TOTAL                        195,787.50    / /  CASH
                                                                                                       ---------------   / /  MONEY
--------------------------------------------------  -------------------------------------------------                         ORDER
COLLECTOR                 COLLECTOR                 COLLECTOR                 COLLECTOR

-----------------------------------------------------------------------------------------------------


                             TOWNSHIP OF WEEHAWKEN
                               Collector of Taxes
                                400 Park Avenue
                                                            Interest Charge
                                                            8% 1st 1,500.00
1985 Added Tax                                            18% 1,500.00 & over
Tax Rate $68.10 per M                                     After Nov. 1st 1985

-----------------------------------------------------------------------------------------------------------------------------
Added Assessment    No. of Months    Prorated Assessment    Exemptions    1985 Rate     Total Added Tax    THIS AMOUNT IS DUE
-------------------------------------------------------------------------------------------------------
$1,500,000.               7              $875,000.                         $68.10         $59,587.50        <------
                                                                            per M                               NOV. 1, 1985
----------------------------------------------------------------------------------------------------------------------------
Assessed in Accordance with Account No. 1820AA                            Interest
CHAPTER 397 - LAWS OF 1941                                                -----------------------------
                                                                          Total
                                                                          -----------------------------

                                Owner & Location
                      Block 34.C Hartz Mountain Ind., Inc.
                         Lot 4 East of Jct RR Bulkhead

Hartz Mountain Industries, Inc.
One Harmon Plaza
Secaucus, N.J.  07094


                          This Bill is in addition to
                            all other 1985 Tax Bills

                Save This Bill
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                /s/ A. GARRISON
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                DATE PAID      Rec. of Payment     AMOUNT PAID

                               Record of Payment